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UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of
the Securities Exchange Act of 1934 (Amendment No.          )

Filed by the Registrant ☒
Filed by a Party other than the Registrant ☐
Check the appropriate box:
☐	Preliminary Proxy Statement
☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
☒	Definitive Proxy Statement
☐	Definitive Additional Materials
☐	Soliciting Material Pursuant to §240.14a-12

Kodiak Oil & Gas Corp.
(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)
Payment of Filing Fee (Check the appropriate box):
☒	No fee required.
☐	Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.
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	(2)	Aggregate number of securities to which transaction applies:
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	(4)	Proposed maximum aggregate value of transaction:
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☐	Fee paid previously with preliminary materials.
☐
Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.
	(1)	Amount Previously Paid:
	(2)	Form, Schedule or Registration Statement No.:
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	(4)	Date Filed:

KODIAK OIL & GAS CORP.
1625 Broadway, Suite 250, Denver, Colorado 80202

NOTICE OF ANNUAL MEETING OF SHAREHOLDERS
TO BE HELD THURSDAY, June 3, 2010

To all Shareholders of Kodiak Oil & Gas Corp.:

        NOTICE IS HEREBY GIVEN that the 2010 Annual General and Special Meeting of Shareholders of Kodiak Oil & Gas Corp. (the "Company") will be held at 1625 Broadway, Suite 820, Denver, Colorado 80202, on Thursday, June 3, 2010, beginning at 9:00 a.m. MDT, for the following purposes:

  1.
  to elect the Nominees to the Company's Board to serve until the Company's 2011 Annual General and Special Meeting of Shareholders or until successors are duly elected and qualified;

  2.
  to ratify the selection of Hein & Associates LLP as the Company's independent registered public accounting firm for the fiscal year ending December 31, 2010;

  3.
  to consider and, if deemed appropriate, to approve, amendments to the Kodiak Oil & Gas Corp. 2007 Stock Incentive Plan, as more particularly described in the accompanying proxy statement; and

  4.
  any other business that may properly come before the Annual General and Special Meeting.

        The Board has fixed Thursday, April 15, 2010 as the record date for the 2010 Annual General and Special Meeting. Only shareholders of the Company of record at the close of business on that date will be entitled to notice of, and to vote at, the Annual General and Special Meeting. A list of registered shareholders as of April 15, 2010 will be available at the Annual General and Special Meeting for inspection by any shareholder.

        Shareholders will need to register at the Annual General and Special Meeting to attend. If your shares are not registered in your name, you will need to bring proof of your ownership of those shares to the Annual General and Special Meeting in order to register. You should ask the broker, bank or other institution that holds your shares to provide you with either a copy of an account statement or a letter that shows your ownership of the Company's stock as of April 15, 2010. Please bring that documentation to the Annual General and Special Meeting to register.

IMPORTANT

        If you are a registered holder, whether or not you expect to attend the Annual General and Special Meeting, please sign and promptly return the enclosed proxy card. If you are a non-registered/beneficial holder, whether or not you expect to attend the Annual General and Special Meeting, please vote in accordance with the instructions on your voting instruction form, which may allow voting by telephone or via the Internet. Should you decide to attend, you may revoke your proxy in accordance with the revocation procedures discussed in the enclosed Proxy Statement and vote your shares in person.

By Order of the Board of Directors,

/s/ JAMES P. HENDERSON
James P. Henderson, Secretary
Denver, Colorado
April 30, 2010

IMPORTANT NOTICE REGARDING THE AVAILABILITY OF PROXY MATERIALS FOR THE ANNUAL GENERAL AND SPECIAL MEETING OF SHAREHOLDERS TO BE HELD ON June 3, 2010

The Company's Proxy Statement and Annual Report on Form 10-K for the year ended
December 31, 2009 are available at http://www.kodiakog.com

Dear Shareholder:	April 30, 2010

        I am pleased to invite you to attend the 2010 Annual General and Special Meeting of Shareholders of Kodiak Oil & Gas Corp. (the "Company"), which will be held on Thursday, June 3, 2010, at 9:00 a.m. MDT, in Denver, Colorado. We will meet at 1625 Broadway, Suite 820, Denver, Colorado.

        The matters to be acted upon are described in the accompanying Notice of Annual General Meeting and Proxy Statement. At the meeting, we will also report on the Company's operations and respond to any questions you may have.

        Whether or not you are personally able to attend the Annual General and Special Meeting, please promptly vote your shares in accordance with the enclosed proxy card or voting instruction form as soon as possible. Submitting your vote by such means in advance of the Annual General and Special Meeting will not limit your right to attend and vote in person. Your vote is very important.

Very truly yours,
/s/ LYNN A. PETERSON Lynn A. Peterson President and Chief Executive Officer

KODIAK OIL & GAS CORP.
PROXY STATEMENT

i

ii

KODIAK OIL & GAS CORP.
1625 BROADWAY, SUITE 250, DENVER, COLORADO 80202

PROXY STATEMENT
FOR
ANNUAL GENERAL AND SPECIAL MEETING OF SHAREHOLDERS
TO BE HELD JUNE 3, 2010

        Unless the context requires otherwise, references in this statement to "we," "us," or "our"refer to Kodiak Oil & Gas Corp.

        The Annual General and Special Meeting ("Annual Meeting") of Shareholders of Kodiak Oil & Gas Corp. (the "Company") will be held on Thursday, June 3, 2010 at 1625 Broadway, Suite 820, Denver, Colorado 80202, beginning at 9:00 a.m. MDT. We are providing the enclosed Proxy Statement, proxy materials and form of proxy in connection with the solicitation by the Company's Board of Directors (the "Board") of proxies for this Annual Meeting. The Company anticipates that this Proxy Statement, proxy materials and the form of proxy will be first mailed to holders of the Company's stock on or about May 6, 2010.

        You are invited to attend the Annual Meeting at the above stated time and location. If you plan to attend and your shares are held in "street name"—in an account with a bank, broker, or other nominee—you must obtain a proxy issued in your name from such broker, bank or other nominee.

        You can vote your shares by completing and returning the proxy card, or, if you are a non-registered/beneficial holder, by following the instructions set forth in the enclosed voting instruction form. A returned signed proxy card or voting instruction form without any indication of how shares should be voted will be voted FOR the election of directors, FOR the ratification of the selection of Hein & Associates LLP as the Company's independent registered public accounting firm for the fiscal year ending December 31, 2010 and FOR the approval of the amendments to the 2007 Stock Incentive Plan.

        Our corporate by-law defines a quorum as two persons present in person, each being a shareholder entitled to vote or a duly appointed proxy for an absent shareholder so entitled and together holding or representing by proxy not less than 5% of the outstanding shares of the Company entitled to vote at the Annual Meeting. Our by-law does not allow cumulative voting for directors. The nominees who receive the most votes will be elected. A simple majority of the votes cast is required to approve the amendments to the 2007 Stock Incentive Plan and to ratify the selection of Hein & Associates LLP as our independent registered public accounting firm.

 QUESTIONS AND ANSWERS ABOUT THE MEETING, PROXY MATERIALS AND VOTING

Why am I receiving this Proxy Statement and proxy card?

        The Company is providing this Proxy Statement and proxy card directly to shareholders who are shareholders of record at the close of business on April 15, 2010 and are entitled to vote at the Annual Meeting. This Proxy Statement describes issues on which the Company would like you, as a shareholder, to vote. It provides information on these issues so that you can make an informed decision. You do not need to attend the Annual Meeting to vote your shares.

        When you submit your executed proxy card, you appoint Lynn A. Peterson, President and Chief Executive Officer (or "CEO") of the Company and a member of the Board, and James P. Henderson, Secretary, Treasurer and Chief Financial Officer (or "CFO"), your representatives at the Annual Meeting. As your representatives, they will vote your shares at the Annual Meeting (or any adjournments or postponements) as you have instructed them on your proxy card. With proxy voting, your shares will be voted whether or not you attend the Annual Meeting. Even if you plan to attend the Annual Meeting, we recommend that you return your proxy card in advance of the Annual Meeting.

        If an issue arises for voting at the Annual Meeting (or any adjournments or postponements) that is not described in this Proxy Statement, your representatives will vote your shares, under your proxy, at their discretion, subject to any limitations imposed by law.

Why does my name not appear as a shareholder of record?

        Many, if not most, investors own their investment shares through a broker-dealer or other nominee. Broker-dealers frequently clear their transactions through other broker-dealers, and may hold the actual certificates for shares in the name of securities depositories, such as CEDE & Co. (operated by Depository Trust Company of New York City). In such a case, only the ultimate certificate holder appears on our records as a shareholder, even though that nominee may not have any economic interest in the shares that you actually own through your broker-dealer. You should contact your broker-dealer for more information about this process.

        If your shares are held in an account with a brokerage firm, bank, dealer, or other similar organization, then you are the non-registered/beneficial owner of shares held in a "street name" and these proxy materials are being forwarded to you by that organization. The organization holding your account is considered the shareholder of record for purposes of voting at the Annual Meeting. As a beneficial owner, you have the right to direct your broker, bank or other nominee on how to vote the shares in your account by following the instructions on the enclosed voting instruction form. You are also invited to attend the Annual Meeting. However, since you are not the shareholder of record, you may not vote your shares in person at the Annual Meeting unless you request and obtain a valid proxy card from your broker, bank, or other nominee.

Who is making this solicitation and who will pay the related costs?

        This solicitation is made on behalf of the management of the Company. No director has given management notice that he intends to oppose any action intended to be taken by management at the Annual Meeting. The Company will bear the cost of soliciting proxies. In an effort to have as large a representation at the Annual Meeting as possible, the Company's directors, officers and employees may solicit proxies by telephone or in person in certain circumstances. These individuals will receive no additional compensation for their services other than their regular salaries. Upon request, the Company will reimburse brokers, dealers, banks, voting trustees and their nominees who are holders of record of the Company's common stock on the record date for the reasonable expenses incurred for mailing copies of the proxy materials to the beneficial owners of such shares.

 When is the record date?

        The Board has fixed Thursday, April 15, 2010 as the record date for the Annual Meeting. Only holders of the Company's stock as of the close of business on that date will be entitled to vote at the Annual Meeting.

How many shares are outstanding and how many votes can be cast by all shareholders?

        A total of 119,217,931 shares were outstanding as of April 15, 2010. Votes may be cast on each matter presented, consisting of one vote for each share of the Company's common stock outstanding as of the record date.

On what am I voting?

        You are being asked to vote on the following:

  •
  the election of five (5) directors for terms expiring in 2011;

  •
  the ratification of the selection of Hein & Associates LLP as the Company's independent registered public accounting firm for the fiscal year ending December 31, 2010;

  •
  to consider and, if deemed appropriate, to approve, amendments to the Kodiak Oil & Gas Corp. 2007 Stock Incentive Plan, as more particularly described in the accompanying proxy statement; and

  •
  any other business that may properly come before the Annual Meeting.

        Each share of common stock is entitled to one vote. No cumulative rights are authorized, and dissenters' rights are not applicable to any of the matters being voted upon.

        The Board recommends a vote FOR each of the nominees to the Board, FOR ratification of the selection of Hein & Associates LLP as the Company's independent registered public accounting firm for the fiscal year ending December 31, 2010 and FOR approval of the amendments to the 2007 Stock Incentive Plan.

How do I vote?

        If you are a registered holder, you may vote your shares by promptly completing, signing and returning the enclosed proxy card in the enclosed envelope or by attending the Annual Meeting in person and voting. Joint owners must each sign the proxy card. If you are a non-registered/beneficial holder, you will receive a voting instruction form from a broker-dealer or other nominee that you will use to instruct such persons how to vote your shares. If you receive a voting instruction form, you may vote those shares by mail, telephonically by calling the telephone number shown on the voting form or via the Internet at the web site shown on the voting instruction form. If you are a non-registered/beneficial holder, you are not considered to be a shareholder of record, and you will not be permitted to vote your shares in person at the Annual Meeting unless you have obtained a proxy for those shares from the person who holds your shares of record. Should you require additional information regarding the Annual Meeting, please contact James P. Henderson at (303) 592-8075.

Can shareholders vote in person at the Annual Meeting?

        If you prefer, you may vote at the Annual Meeting. If you hold your shares through a brokerage account but do not have a physical share certificate, or the shares are registered in someone else's name, you must request a legal proxy from your stockbroker or the registered owner to vote at the Annual Meeting.

 What does it mean if I receive more than one proxy card?

        If you receive more than one proxy card, it likely means that you have multiple accounts with the transfer agent and/or with stockbrokers. Please vote all of the shares.

What if I share an address with another shareholder and we received only one copy of the proxy materials?

        If certain requirements are met under relevant U.S. securities law, including in some circumstances with the shareholder's prior written consent, we are permitted to deliver one annual report and one Proxy Statement to a group of shareholders who share the same address. If you share an address with another shareholder and have received only one copy of the proxy materials, but desire another copy, please send a written request to our offices at the address below or call us at (303) 592-8075 to request another copy of the proxy materials. Please note that each shareholder should receive a separate proxy card to vote the shares they own.

        Send requests to:

    Kodiak Oil & Gas Corp.
    1625 Broadway, Suite 250
    Denver, Colorado 80202
    Attention: James P. Henderson, Secretary

May I revoke my proxy?

        You may revoke your proxy and change your vote at any time up until the commencement of the Annual Meeting. You may do so by:

  •
  signing another proxy with a later date and delivering it to Computershare Investor Services, Inc., 100 University Avenue, Toronto, Ontario, Canada, M5J 2Y1 (according to the instructions on the proxy), not less than 48 hours (excluding Saturdays, Sundays and holidays) before the time for holding the Annual Meeting;

  •
  voting in person at the Annual Meeting;

  •
  signing and dating a written notice of revocation and delivering it to the head office of the Company, 1625 Broadway, Suite 250, Denver, Colorado, 80202, at any time up to and including the last business day preceding the day of the Annual Meeting or to the Chairman of the Annual Meeting on the day of the Annual Meeting; or

  •
  in any other manner provided by law.

How many votes do you need to hold the Annual Meeting?

        To conduct the Annual Meeting, the Company must have a quorum, which means that two persons must be present in person, each being a shareholder entitled to vote or a duly appointed proxy for an absent shareholder so entitled and together holding or representing by proxy not less than 5% of the outstanding shares of the Company entitled to vote at the Annual Meeting.

How are abstentions and broker non-votes counted?

        Abstentions with respect to a proposal are counted for purposes of establishing a quorum. If a quorum is present, abstentions will not be included in vote totals and will not affect the outcome of the vote of any proposal contained in this year's Proxy Statement. "Broker non-votes," which are shares held in "street name" by brokers or nominees, who indicate on their proxies that they do not have discretionary authority to vote such shares as to a particular matter, will be counted for purposes of establishing a quorum. If a quorum is present, broker non-votes will not be counted as votes in favor of such matter, and also will not be counted as shares voting on such matter. Accordingly, abstentions and broker non-votes will have no effect on the voting on a matter that requires the affirmative vote of a certain percentage of the shares voting on the matter.

        A nominee is entitled to vote shares held for a beneficial owner on "routine" matters, such as the ratification of the selection of Hein & Associates LLP as our independent auditors, without instructions from the beneficial owner of those shares. However, absent instructions from the beneficial owner of such shares, a nominee is not entitled to vote shares held for a beneficial owner on certain "non-routine" matters. We anticipate that the election of our directors and the approval of the amendments to the 2007 Stock Incentive Plan will be treated as non-routine matters.

        If you hold your shares in street name, it is critical that you cast your vote if you want it to count on all matters to be decided at the Annual Meeting. In the past, if you held your shares in street name and you did not indicate how you wanted your shares voted in the election of directors, your bank, broker, or other nominee was allowed to vote those shares on your behalf in the election of directors as they felt appropriate. Recent regulatory changes were made to take away the ability of your bank, broker, or other nominee to vote your uninstructed shares in the election of directors on a discretionary basis. Thus, if you hold your shares in street name and you do not instruct your bank, broker, or other nominee how to vote in the election of directors, no votes will be cast on your behalf.

How many votes are needed to elect directors?

        The nominees for election as directors at the 2010 Annual Meeting will be elected by a plurality of the votes cast at the Annual Meeting. A properly executed proxy card or voting instruction form marked "Withheld" with respect to the election of directors will not be voted and will not count FOR or AGAINST any of the nominees.

How many votes are needed to ratify the selection of Hein & Associates LLP as the Company's independent registered public accounting firm?

        The selection of Hein & Associates LLP as our independent registered public accounting firm will be ratified by a majority of the votes cast at the Annual Meeting.

How many votes are needed to approve the amendments to the 2007 Stock Incentive Plan?

        Approval of the amendments to the 2007 Stock Incentive Plan requires approval by a simple majority (50% plus one vote) of the votes cast by those shareholders of the Company, who, being so entitled, vote in person or by proxy at a general meeting of the Company. A properly executed proxy card marked "Abstain" with respect to this proposal will not be voted and will not count FOR or AGAINST this proposal.

Will my shares be voted if I do not sign and return my Proxy Card?

        If your shares are registered in your name, and you do not sign and return your proxy card, your shares will not be voted at the Annual Meeting. If your shares are held through a brokerage account, your brokerage firm, under certain circumstances, may vote your shares.

How are votes counted?

        Your shares will be voted as you indicate. If you simply submit your executed proxy card or voting instruction form with no further instructions, your shares will be voted:

  •
  FOR each director nominee for terms expiring in 2011;

  •
  FOR ratification of the selection of Hein & Associates LLP as the Company's independent registered public accounting firm for the fiscal year ending December 31, 2010; and

  •
  FOR approval of the amendments to the 2007 Stock Incentive Plan.

        Voting results will be tabulated and certified by a representative of Computershare Investor Services, Inc., scrutineer of the Annual Meeting.

Where can I find the voting results of the Annual Meeting?

        The Company will publish the final results in a Current Report on Form 8-K, which will be filed with the Securities and Exchange Commission (the "SEC") and on http://www.sedar.com within four business days after the date of our Annual Meeting.

How can I obtain a copy of the Proxy Statement and the 2009 Annual Report on Form 10-K?

        The Company's Proxy Statement and 2009 Annual Report on Form 10-K, including financial statements, are available through the SEC's website at http://www.sec.gov, through the Company's website at http://www.kodiakog.com and through http://www.sedar.com.

        At the written request of any shareholder who owns common stock on the record date, the Company will provide to such shareholder, without charge, a paper copy of the Company's 2009 Annual Report on Form 10-K, including the financial statements but not including exhibits. Upon your request and for a reasonable fee, the Company will provide copies of the exhibits. Requests for additional paper copies of the 2009 Annual Report on Form 10-K should be mailed to:

    Kodiak Oil & Gas Corp.
    1625 Broadway, Suite 250
    Denver, Colorado 80202

    Attention: James P. Henderson, Secretary

What materials accompany this Proxy Statement?

        The following materials accompany this Proxy Statement:

  1.
  the Company's Annual Report to Shareholders for the year ended December 31, 2009;

  2.
  the Company's form of proxy card or voting instruction form;

  3.
  a copy of the proposed amendments to the 2007 Stock Incentive Plan; and

  4.
  a financial statement request form.

PROPOSAL 1:
ELECTION OF DIRECTORS

What is the current composition of the Board?

        The Company's current bylaws require the Board to have at least three (3) and no more than ten (10) directors. The current Board is composed of five (5) directors.

Is the Board divided into classes? How long is the term?

        No, the Board is not divided into classes. All directors serve one-year terms until their successors are elected and qualified at the next Annual Meeting.

Who is standing for election this year?

        The Compensation and Nominating Committee has nominated the following five (5) current Board members for election at the 2010 Annual Meeting, to hold office until the 2011 Annual Meeting:

  •
  Lynn A. Peterson

  •
  James E. Catlin

  •
  Rodney D. Knutson

  •
  Herrick K. Lidstone, Jr.

  •
  Don A. McDonald

        The following nominees qualify as independent under the applicable New York Stock Exchange Amex ("NYSE Amex") standards, SEC rules and the Multilateral Instrument 52-110 ("MI 52-110"): Rodney D. Knutson, Herrick K. Lidstone, Jr. and Don A. McDonald. Additional information concerning the above nominees, including their ages, positions and offices held with the Company, and terms of office as directors, is set forth below under the heading "Information Concerning the Board of Directors and Executive Officers."

What if a nominee is unable or unwilling to serve?

        Should any one or more of the nominees become unable or unwilling to serve, which is not anticipated, the Board may designate substitute nominees, in which event only the following persons may vote: (1) registered shareholders present at the Annual Meeting and (2) proxyholders having a legal proxy and who are present at the Annual Meeting.

How are nominees elected?

        Directors are elected by a plurality of the votes present in person or represented by proxy and entitled to vote at the Annual Meeting.

May additional directors be appointed by the Board?

        Between annual meetings, the directors possess authority under Yukon law to appoint additional directors of up to one-third of the current number of Board members, or two additional directors, subject to the overall limit of ten directors. The Board may also fill vacancies created during the year due to the death or resignation of a director.

The Board recommends a vote FOR each of the nominees.

 INFORMATION CONCERNING THE BOARD OF DIRECTORS AND EXECUTIVE OFFICERS

        The following table sets forth certain information with respect to our current directors and executive officers. The term for each director expires at our next annual general meeting or at such time as his or her successor is appointed and qualified, upon ceasing to meet the qualifications for election as a director, upon death, upon removal by the shareholders or upon delivery or submission to the Company of the director's written resignation, unless the resignation specifies a later time of resignation. The ages of the directors and executive officers are shown as of December 31, 2009.

Name and Municipality of Residence	Position and Office Held	Director/Officer Since	Age
Executive Officers
Lynn A. Peterson—Denver, Colorado	Director, President & CEO	November 2001	56
James E. Catlin—Denver, Colorado	Chairman, Executive V.P. & COO	February 2001	63
James P. Henderson—Denver, Colorado(1)	CFO, Secretary & Treasurer	March 2010	44
Directors
Rodney D. Knutson(2)(3)—Aspen, Colorado	Director	March 2001	68
Herrick K. Lidstone, Jr.(2)(3)—Centennial, Colorado	Director	March 2006	60
Don A. McDonald(2)(3)—Denver, Colorado	Director	June 2006	47

(1)
Mr. Henderson rejoined the Company on April 1, 2010 after having formerly served as the Company's Chief Financial Officer from May 24, 2007 to May 10, 2008. From May 27, 2008 until March 18, 2010, James K. Doss served as the Company's Chief Financial Officer, Secretary and Treasurer.

(2)
Member of the Compensation and Nominating Committee of the Board.

(3)
Member of the Audit Committee of the Board.

        The following is a brief description of the employment background of the Company's current directors/director nominees and executive officers:

        Lynn A. Peterson has served as a director of the Company since November 2001, and President and Chief Executive Officer since July 2002. Mr. Peterson has over 25 years of industry experience. Mr. Peterson was an owner of CP Resources, LLC, an independent oil and natural gas company from 1986 to 2001. Mr. Peterson served as Treasurer of Deca Energy from 1981 to 1986. Mr. Peterson was employed by Ernst and Whinney as a certified public accountant prior to this time. He received a Bachelor of Science in Accounting from the University of Northern Colorado in 1975. Mr. Peterson's business address is 1625 Broadway, Suite 250, Denver, Colorado 80202. The determination was made that Mr. Peterson should serve on our Board of Directors due to his extensive executive level experience working with oil and natural gas companies. In addition, we believe that it is of importance that the Board of Directors have the benefit of management's perspective, and in particular, that of the Chief Executive Officer.

        James E. Catlin has served as a director of the Company since February 2001, Chairman since July 2002, Secretary from July 2002 to May 2008 and Chief Operating Officer since June 2006.Mr. Catlin has over 30 years of geologic experience, primarily in the Rocky Mountain Region. Mr. Catlin was an owner of CP Resources LLC, an independent oil and natural gas company from 1986 to 2001. Mr. Catlin was a founder and Vice-President of Deca Energy from 1980 to 1986 and worked as a district geologist for Petroleum Inc. and Fuelco prior to this time. He received a Bachelor of Arts and a Masters degree in Geology from the University of Northern Illinois in 1973. Mr. Catlin's business address is 1625 Broadway, Suite 250, Denver, Colorado 80202. The determination was made that

Mr. Catlin should serve on our Board of Directors due to his extensive training and experience with respect to geology and executive level experience working with oil and natural gas companies.

        James P. Henderson previously served as the Company's Chief Financial Officer from May 24, 2007 to May 10, 2008. He rejoined the Company on April 1, 2010 after two years as director of finance of Aspect Energy LLC, a Denver-based privately held energy company. Prior to May 2007, Mr. Henderson spent 17 years at Western Gas Resources and its successor, Anadarko Petroleum Corp., in its Denver office. During that time, he served as director, accounting services at Anadarko Petroleum Corp. and in various financial roles including director, financial planning and analysis at Western Gas Resources. Mr. Henderson holds a Bachelors degree in Accounting from Texas Tech University and a Master of Business Administration degree from Regis University in Denver. Mr. Henderson's business address is 1625 Broadway, Suite 250, Denver, Colorado 80202.

        Rodney D. Knutson has served as a director of the Company since March 2001. Currently, he is a self-employed attorney in Aspen, Colorado. Prior to this, he had over thirty years of private law practice in Denver, Colorado working with oil, gas and mining companies. Mr. Knutson has a Bachelor of Electrical Engineering (1965) from the University of Minnesota and a Juris Doctor (1972) from the University of Denver. Mr. Knutson is a former president of the Rocky Mountain Mineral Law Foundation. Mr. Knutson's business address is 1625 Broadway, Suite 250, Denver, Colorado 80202. The determination was made that Mr. Knutson should serve on our Board of Directors due to his extensive experience working with oil, gas and mining companies.

        Herrick K. Lidstone, Jr. has served as a director of the Company since March 2006. Mr. Lidstone is an attorney at law in Greenwood Village, Colorado, and is currently with Burns, Figa & Will, P.C., where he practices in corporate and securities law, dealing frequently with mergers and acquisitions, finance transactions, and private and public securities offerings. Mr. Lidstone serves on the Securities Board for the Department of Regulatory Agencies in Colorado. He has been Adjunct Professor of Law at the University of Colorado and the University of Denver and has taught continuing education courses for the National Business Institute, CLE in Colorado, Inc., and other CLE providers. He has numerous legal publications and presentations to his credit. Mr. Lidstone received a Bachelor of Arts from Cornell University in 1971 and a Juris Doctor from the University of Colorado School of Law in 1978. Mr. Lidstone's business address is Suite 1000, 6400 South Fiddler's Green Circle, Greenwood Village, Colorado 80111. The determination was made that Mr. Lidstone should serve on our Board of Directors due to his extensive business and securities law experience and his experience in representing companies involved in natural resource exploration, development and production.

        Don A. McDonald has served as a director of the Company since June 2006. He is a certified public accountant who serves as an associate with Houston-based Albrecht & Associates, a leading oil and natural gas divestiture firm. Prior to joining Albrecht in 2006, he helped establish the energy lending division for Bank of the West in Denver. Mr. McDonald holds a Master of Science in Accounting from the University of Colorado and a Bachelor of Business Administration in Finance from the University of Iowa. During a 20-year career as a senior financial officer in several regional and super regional financial institutions, Mr. McDonald specialized in energy lending, with expertise in financial areas of accounting systems, controller-side stewardship, and debt structuring. Mr. McDonald's business address is 1625 Broadway, Suite 220, Denver, Colorado 80202. The determination was made that Mr. McDonald should serve on our Board of Directors due to his extensive financial experience in the energy industry.

Family and Certain Other Relationships

        There are no family relationships among the members of the Board or the members of senior management of our company. There are no arrangements or understanding with major shareholders,

customers, suppliers or others, pursuant to which any member of the Board or member of senior management was selected.

Interests of Insiders and Material Transactions

        During the 2009 fiscal year, none of the directors or officers were indebted to the Company or were a party to a material transaction with the Company.

CORPORATE GOVERNANCE

Structure of the Board of Directors

        The Company's current by-law requires the Board to have at least three (3) and no more than ten (10) directors. The current Board is comprised of the following five (5) directors:

  •
  Lynn A. Peterson

  •
  James E. Catlin

  •
  Rodney D. Knutson

  •
  Herrick K. Lidstone, Jr.

  •
  Don A. McDonald

Meetings of the Board and Board Member Attendance of Annual Meeting

        During the fiscal year ended December 31, 2009, the Board held 12 meetings of the Board. None of the incumbent directors attended fewer than 75% of the aggregate of the total number of Board meetings and meetings of the committees on which he serves.

        Board members are not required to attend the annual general meeting. All of the board members attended the 2009 Annual General Meeting of Shareholders.

Shareholder Communications to the Board

        Shareholders who are interested in communicating directly with members of the Board, or the Board as a group, may do so by writing directly to the individual Board member c/o Secretary, James P. Henderson, Kodiak Oil & Gas Corp., 1625 Broadway, Suite 250, Denver, Colorado 80202. The Company's Secretary will forward communications directly to the appropriate Board member. If the correspondence is not addressed to the particular member, the communication will be forwarded to a Board member to bring to the attention of the Board. The Company's Secretary will review all communications before forwarding them to the appropriate Board member. The Board has requested that items unrelated to the duties and responsibilities of the Board, such as junk mail and mass mailings, business solicitations, advertisements and other commercial communications, surveys and questionnaires, and resumes or other job inquiries, not be forwarded.

Board Committees

Audit Committee and Audit Committee Financial Expert

        The Audit Committee was established by the Board in accordance with Section 3(a)(58)(A) of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), to oversee the Company's corporate accounting and financial reporting processes and audits of its financial statements. The members of our Audit Committee are Messrs. McDonald, Lidstone and Knutson. Mr. McDonald is chairman of the Audit Committee. All committee members qualify as independent directors under the applicable NYSE Amex standards, SEC rules and MI 52-110. The Board has determined that all current members of the Audit Committee are "financially literate" as interpreted by the Board in its business judgment. Mr. McDonald further qualifies as an audit committee financial expert, as defined in the applicable rules of the SEC. The Audit Committee held five meetings during fiscal year 2009.

        The Audit Committee meets periodically with our independent accountants and management to review the scope and results of the annual audit and to review our financial statements and related reporting matters prior to the submission of the financial statements to the Board. In addition, the committee meets with the independent auditors at least on aquarterly basis to review and discuss the annual audit or quarterly review of our financial statements.

        We have established an Audit Committee Charter that deals with the establishment of the Audit Committee and sets out its duties and responsibilities. The Audit Committee reviews and reassesses the adequacy of the Audit Committee Charter on an annual basis. The Audit Committee Charter is available on our Company website at http://www.kodiakog.com. Further information on our Audit Committee and related matters, including the Report of our Board on Audited Financial Statements, is located below under the section "Proposal 2—Ratification of the Appointment of Hein & Associates LLP."

Compensation and Nominating Committee

Director Nomination Policies

        Our Board has established a Compensation and Nominating Committee, the current members of which are Messrs. Knutson, Lidstone and McDonald. Mr. Lidstone is chairman of the Committee. All current committee members qualify as independent directors under the applicable NYSE Amex standards, SEC rules and MI 52-110. The Committee held four meetings during the fiscal year 2009. The Committee's Charter is available on our website at http://www.kodiakog.com. The Committee, acting pursuant to its written charter, serves the following purposes: (i) to assist the Board in fulfilling its oversight responsibilities relating to officer and director compensation, succession planning for senior management, development and retention of senior management, and such other duties as directed by the Board, (ii) to advise the Board with respect to Board composition, procedures and committees, (iii) to lead the Board in its annual review of the Board's performance and (iv) to identify and recommend to the Board individuals qualified to be nominated for election to the Board and to be members and Chairpersons of the Board committees.

        The Committee is responsible for reviewing any shareholder proposals to nominate Board candidates. Shareholders may submit names of persons to be considered for nomination, and the Committee will consider such persons in the same way it evaluates other individuals for nomination as a new director. For the Company's policies regarding shareholder requests for nominations, see the section entitled "Shareholder Proposals" in this Proxy Statement. None of the 2010 Committee nominees were nominated by a shareholder.

        Annually, the Committee follows a process designed to consider the re-election of existing directors and to seek individuals qualified to become new board members for recommendation to the Board to fill any vacancies. In assessing the qualification of a candidate, the Committee generally adheres to the following guidelines:

  •
  the Committee observes any SEC or applicable stock exchange rules on independence;

  •
  no director shall be a director, consultant or employee of or to any competitor of the Company;

  •
  the Committee shall consider the candidates' various other obligations and time commitments and their ability to attend meetings in person; and

  •
  to avoid potential conflicts of interest, interlocking directorships will not be allowed.

        The Committee believes that having directors with relevant experience in business and industry, finance and other areas, and, in particular, experience with regard to exploration and production of natural gas and oil, financial reporting, risk management and business strategy, is beneficial to the Board as a whole. Directors with such backgrounds can provide a useful perspective on significant risks and competitive advantages and an understanding of the challenges the Company faces. The Committee monitors the mix of skills and experience of directors and Committee members to assess whether the Board has the appropriate tools to perform its oversight function effectively. With respect to nominating existing directors, the Committee reviews relevant information available to it and assesses their continued ability and willingness to serve as a director. The Committee also assesses each person's contribution in light of the mix of skills and experience the Committee deems appropriate for the Board.

        With respect to considering nominations of new directors, including nominations by shareholders, the Committee conducts a thorough search to identify candidates based upon criteria the Committee deems appropriate and considers the mix of skills and experience necessary to complement existing Board members. The Committee reviews selected candidates and makes a recommendation to the Board. The Committee may also seek input from other Board members or senior management when identifying candidates. The Committee has not adopted a formal policy with regard to the consideration of diversity in identifying director nominees.

Compensation Policies

        The Compensation and Nominating Committee, acting pursuant to its written charter, a copy of which is available on our website at http://www.kodiakog.com, is responsible for setting executive compensation levels and executive and overall compensation policies. It is also responsible for reviewing and approving any executive benefit plans, making awards under the Company's equity plans and performing such other duties delegated to it by the Board. See "Compensation Discussion and Analysis" for additional discussion regarding the process and procedures of the Committee with respect to compensation.

Board Leadership Structure

        The Board does not have a policy regarding the separation of the roles of Chief Executive Officer and Chairman of the Board as the Board believes it is in the best interests of the Company to make that determination based on the position and direction of the Company and the membership of the Board. Since inception of the Company, James Catlin, the Company's Executive Vice President and Chief Operating Officer, has served as the Chairman of the Company's Board of Directors. Mr. Catlin was selected to be Chairman of the Board of Directors because of his extensive training and experience with respect to geology and executive level experience working with oil and natural gas companies.

Board's Role in Risk Oversight

        While Company management is charged with the day-to-day management of risks the Company faces, the Audit Committee, pursuant to its charter, is responsible for oversight of risk management. Specifically, the Audit Committee reviews and assesses the adequacy of the Company's risk management policies and procedures with regard to identification of the Company's principal risks, both financial and non-financial, and reviews updates on these risks from the Chief Executive Officer. The Audit Committee also reviews and assesses the adequacy of the implementation of appropriate systems to mitigate and manage the principal risks. In addition, the Audit Committee is charged with the responsibility of evaluating related party transactions and conflicts of interest. The Audit Committee reports to the Board of Directors regarding the foregoing matters, and the Board of Directors ultimately approves any changes in corporate policies, including those pertaining to risk management.

 DIRECTOR COMPENSATION

        Our Compensation and Nominating Committee charter provides that the Compensation and Nominating Committee is to recommend to the Board of Directors matters related to director compensation. The director compensation package for non-employee directors consists of annual cash compensation and an award of stock options exercisable to purchase shares of common stock of the Company. Directors who also chair a committee will receive additional cash compensation for their service as a chairperson. No employee of the Company is entitled to compensation for service as a director. For the 2009 fiscal year, Herrick Lidstone, Jr. and Don McDonald each received additional cash compensation for their service as chairpersons of the Compensation and Nominating Committee and the Audit Committee, respectively. No additional compensation was paid to any director for serving on any committee of the Board of Directors or for attending meetings.

        The following table provides information related to the compensation of our non-employee directors during fiscal year 2009.

Name	Fees Earned or Paid in Cash ($)(1)	Option Awards ($)(2)(3)(4)	Total $
Rodney D. Knutson	20,000	37,778	57,778
Herrick K. Lidstone	26,000	37,778	63,778
Don A. McDonald	26,000	37,778	63,778

(1)
For 2009, each director received an aggregate of $20,000 in cash compensation, and the chairman of each committee received an additional aggregate amount of $6,000. For 2010, director cash compensation will be increased to an aggregate of $30,000 per year, and committee chairperson cash compensation will be increased to an aggregate of $12,000 per year.

(2)
The amounts shown in this column represent stock options subject to our 2007 Stock Incentive Plan and reflect the aggregate grant date fair value of equity awards granted within the fiscal year in accordance with the Financial Accounting Standards Board ("FASB") Accounting Standards Codification Topic 718 for stock-based compensation. These amounts do not correspond to the actual cash value that will be recognized by the directors when received. Assumptions used in the calculation of this amount for fiscal years ended December 31, 2007, 2008 and 2009 are included in footnote 6 to the Company's audited financial statements for the fiscal year ended December 31, 2009, included in the Company's Annual Report on Form 10-K.

(3)
During 2009, the Company granted stock options to acquire 50,000 shares to each of Messrs. McDonald, Knutson and Lidstone at an exercise price of $1.18. Each such grant had a grant date of May 11, 2009. As of December 31, 2009, each director had the following number of stock options outstanding: Mr. Knutson: 275,000; Mr. Lidstone 250,000; and Mr. McDonald: 200,000.

(4)
On December 31, 2009, we entered into stock option termination agreements with each of the directors set forth herein pursuant to which 50,000 stock options previously granted to each of such persons at an exercise price of $6.26 were terminated. Pursuant to such agreements, each director acknowledged and agreed that his respective rights, interests and claims in respect of such stock options terminated, with the Company having no further obligations in respect thereof. Mr. Knutson forfeited 75,000 stock options on March 1, 2009, when these grants expired unexercised. There were no other forfeitures of stock options by such persons during the year.

 OTHER GOVERNANCE MATTERS

Code of Business Conduct and Ethics

        The Board has adopted a Code of Business Conduct and Ethics, the full text of which can be found on our website at http://www.kodiakog.com.

Compensation Committee Interlocks and Insider Participation

        There were no compensation committee or board interlocks among the members of our Board.

Legal Proceedings

        Neither we nor any of our property are currently subject to any material legal proceedings or other regulatory proceedings. We do not currently know of any legal proceedings against us involving our directors, executive officers, or shareholders of more than 5% of our voting stock.

Mandate of the Board

        The Board believes that the principal objective of the Company is to generate economic returns with the goal of maximizing shareholder value. This will be accomplished by the effective discharge of the Board's responsibilities concerning strategic planning, appointment and oversight of management, succession planning, risk identification and management, environmental oversight and overseeing financial and corporate issues. The majority of the members of the Board are independent directors, and the primary responsibility for certain matters is delegated to committees composed entirely of independent directors.

        While the Board is responsible for management of the business of the Company by law, this is generally carried out by proxy through the Company's chief executive officer, who is appointed by the Board and charged with the day-to-day leadership and management of the Company. The Board approves the goals of the business, the objectives and policies within which it is managed, and then steps back and evaluates management's performance.

Section 16(a) Beneficial Ownership Reporting Compliance

        Section 16(a) of the Exchange Act requires the Company's officers and directors and persons who own more than 10% of a registered class of the Company's equity securities ("10% Stockholders"), to file reports of ownership and changes in ownership on Forms 3, 4 and 5 with the SEC. Officers, directors and 10% Stockholders are required to furnish the Company with copies of all Forms 3, 4 and 5 they file.

        Based solely on a review of the reports furnished to the Company, or written representations from reporting persons that all reportable transaction were reported, the Company believes that during the fiscal year ended December 31, 2009 and for the prior fiscal years, the Company's officers, directors and 10% Stockholders timely filed all reports they were required to file under Section 16(a).

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

        In accordance with our Audit Committee Charter, our Audit Committee is responsible for reviewing, approving and overseeing all related party transactions. Our Code of Business Conduct and Ethics sets forth our written policy regarding related party transactions. Specifically, our Code of Business Conduct and Ethics provides that our directors, officers and employees should not be involved in any activity that creates or gives the appearance of a conflict of interest between their personal interests and the interests of the Company. In particular, our Code of Business Conduct states that, without the specific permission of our Board of Directors (including contracts approved by our Board of Directors), no director, officer or employee, or a member of his or her family shall:

  •
  be a consultant to, or a director, officer or employee of, or otherwise operate an outside business that:

  •
  is in competition with our current or potential business goals and objectives;

  •
  supplies products or services to the Company; or

  •
  has any financial interest, including significant stock ownership, in any entity with which we do business that might create or give the appearance of a conflict of interest;

  •
  seek or accept any personal loan or services from any entity with which we do business, except from financial institutions or service providers offering similar loans or services to third parties under similar terms in the ordinary course of their respective businesses;

  •
  be a consultant to, or a director, officer or employee of, or otherwise operate, an outside business if the demands of the outside business would interfere with the director's, officer's or employee's responsibilities to us;

  •
  accept any personal loan or guarantee of obligations from the Company, except to the extent such arrangements are legally permissible; or

  •
  conduct business on behalf of the Company with immediate family members, which include spouses, children, parents, siblings and persons sharing the same home whether or not legal relatives.

        Directors, officers, and employees must immediately notify the Chair of our Audit Committee of the existence of any actual or potential conflict of interest. The circumstances will be reviewed for a decision on whether a conflict of interest is present, and if so, what course of action is to be taken. The Company had no reportable related party transactions during 2009.

Independence of Directors

        The Board of Directors has determined that the following directors qualify as independent under the applicable NYSE Amex standards, SEC rules and the Multilateral Instrument 52-110 ("MI 52-110"): Rodney D. Knutson, Herrick K. Lidstone, Jr. and Don A. McDonald.

COMPENSATION DISCUSSION AND ANALYSIS

Executive Summary

        This Compensation Discussion and Analysis discusses and analyzes our compensation program with respect to our Named Executive Officers ("NEOs") listed in the summary compensation table below.

        The structure of our executive compensation program is designed to compensate executives appropriately and fairly and to drive superior performance through our incentive-based compensation program so that our executives' interests are aligned with our shareholders' interests. We accomplish this by allocating a large proportion of the total direct NEO compensation to "at risk" compensation. "At risk" means that the amount of short-term bonuses and the value and amount of stock options awarded to the NEOs will be limited, and may be nil, unless the Compensation and Nominating Committee (as used in this Compensation Discussion and Analysis, the "Compensation Committee") determines that performance of the Company and/or the individual, as the case may be in any given year, warrants otherwise. With respect to stock options, the Compensation Committee has granted them to the NEOs subject to meeting performance goals; with respect to cash bonuses paid to the NEOs, the Compensation Committee reaches a determination with respect to the performance of the

NEOs and the Company after the end of the year and determines whether any bonus is warranted and the amount of such bonus. Stock options are further at-risk because the NEO will receive no value therefrom unless our stock appreciates. Executive compensation is designed to be reflective of the business challenges facing the Company and scaled to the industry.

Objectives of our Executive Compensation Program

        The principle objectives that guide the Compensation Committee in its deliberations regarding executive compensation matters include:

  •
  attracting and retaining highly qualified executives who share our Company values and commitment by designing the total compensation package to be fair and competitive;

  •
  providing executives with contractual terms that offer them reasonable security; and

  •
  motivating executives to provide excellent leadership and achieve Company goals by linking short-term and long-term incentives to the achievement of business objectives, thereby aligning the interests of executives and stockholders.

The Role of the Compensation Committee, Management and Consultants

        Our Compensation Committee determines and approves the compensation for our NEOs after receiving input from Mr. Peterson and Mr. Catlin, corporate performance information, and (in 2007 and 2009) information from executive compensation consultants.

        The Compensation Committee made no adjustments to NEO compensation for 2009 which the Company continued to pay based on employment contracts entered into with Messrs. Peterson and Catlin effective January 1, 2008, and with Mr. Doss in 2008.

        At the time the Compensation Committee approved the employment agreements for all three NEOs, the Compensation Committee had available to it a report prepared in late 2007 by Denver Management Advisors, Inc. regarding executive compensation. Denver Management Advisors, Inc. had been retained by the Company in 2007 to review peer group companies and assist the Compensation Committee with the collection and analysis of executive compensation data related to such peer group companies. The peer group companies used in the 2007 report of Denver Management Advisors, Inc. consisted of Abraxas Petroleum Corp/NV, Barnwell Industries, Callon Petroleum Co/DE, Carrizo Oil & Gas Inc., Crimson Exploration Inc., Delta Petroleum Corp., Double Eagle Petroleum Co., Edge Petroleum Corp., McMoran Exploration Co., NGAS Resources Inc., Parallel Petroleum Corp., Petroquest Energy Inc., PrimeEnergy Corp., Quest Resource Corp. and Vaalco Energy Inc. No particular levels of compensation were targeted with respect to the peer group data, but the Compensation Committee reviewed the data for informational purposes.

        As part of its evaluation of bonus award determinations for 2009, and for equity compensation levels for 2010, the Compensation Committee retained an executive compensation consultant, Arlen L. Brammer, P.C. ("Brammer P.C.") who was formerly with Denver Management Advisors, Inc. The Compensation Committee also intended to use the Brammer P.C. report to determine whether salary compensation established in employment agreements for the NEOs was in line with compensation paid at other similar companies. The Compensation Committee instructed Brammer P.C. to conduct a review utilizing peer group data and to make recommendations with respect to compensation levels. The peer group utilized by Brammer P.C. for purposes of making its recommendations consisted of oil and gas exploration and production companies with a total asset size between $150 million to $250 million and was comprised of the following companies: Abraxas Petroleum; Corp; Callon Petroleum Co; Delta Petroleum Corporation; Double Eagle Petroleum Co.; Georesourses, Inc.; Gulfport Energy, Corp; Isramco Inc.; NGas Resources Inc.; PrimeEnergy Corporation; Vanguard Natural Resources, LLC.; and Venoco, Inc. The manner in which the Compensation Committee utilized the information provided by Brammer P.C. is discussed under the heading "Executive Compensation Determinations for 2009 and 2010."

How the Elements of our Executive Compensation Program were Selected

        The Compensation Committee conducts an annual review of the Company's executive compensation to ensure that it is structured to satisfy our corporate objectives and to determine whether any adjustment to existing employment contracts may be appropriate. The Compensation Committee considers how each component of compensation motivates executives to help the Company achieve its general business objectives and how it promotes retention of executives who share the Company's values. Our compensation structure is designed to promote initiative, resourcefulness and teamwork by key employees whose performance and responsibilities directly affect our results of operations. In determining the compensation of our NEOs, the Compensation Committee utilizes both fixed compensation (salary and benefits) and variable performance-based compensation (annual bonuses and equity compensation) to achieve a balanced program that the Compensation Committee believes is competitive and fair.

        The primary elements of our compensation mix are base salary and benefits, short-term incentive bonus, long-term equity-based compensation and termination/change of control benefits.

  •
  Base salary levels and benefits are service-based and are paid out on a short-term or current basis. Our employment agreements with our NEOs provide that base salary is subject to annual review and may be increased as a result of such review or otherwise changed as a result of an agreement with the NEO affected.

  •
  Annual incentive bonuses may be granted by the Compensation Committee as a reward for individual performance and/or Company performance, as determined on an annual basis in the discretion of the Compensation Committee. Any grant of annual incentive bonuses is currently discretionary and is intended to be made in furtherance of our compensation objectives.

  •
  Long-term equity-based incentives are intended to motivate executives to work towards achieving specific corporate performance goals by linking such aspects of compensation to objective measures of the Company's operating and financial performance.

  •
  Termination/change of control benefits were negotiated as a part of the employment contracts entered into as of January 1, 2008, and were intended to compensate the NEOs in the event of certain terminations and in the event of a takeover or other change of control. As discussed in more detail below, we provide these benefits, in part, because we want executives to focus on the Company's business and enhancing stockholder value without undue concern about loss of their job.

Employment Agreements

        The Company has employment agreements in place with each of its NEOs. Such employment agreements contain provisions related to base salary, bonus, equity-based compensation and termination and change of control benefits.

Employment Agreements with Lynn Peterson and James Catlin

        Our employment agreements with Lynn Peterson and James Catlin each provide for an initial term of three years commencing January 1, 2008 and automatic renewal thereafter for successive one-year terms, unless either party gives notice otherwise. Each of their respective agreements provides for base salary (initially set in the agreements at $350,000 per annum) to be reviewed annually during the term of employment. Based on such review, the agreements provide that base salary may be adjusted by the Company, although base salary established under the agreements may not be reduced unless a material adverse change in the Company's financial condition or operations has occurred or unless the NEO's responsibilities are altered to reflect less responsibility.

        As a result of Mr. Catlin's desire to reduce his time commitment to the Company from full-time to substantially full-time and otherwise to provide Mr. Catlin more flexibility in his employment, his employment agreement was amended, effective January 1, 2010, to reduce his salary from $350,000 to $240,000.

        Mr. Peterson's and Mr. Catlin's employment agreements also provide that each are eligible for a bonus to be determined by the Compensation Committee. Additionally, Mr. Peterson's and Mr. Catlin's agreements provide that each is eligible to participate in all equity-based compensation plans offered by the Company and as determined by the Compensation Committee. For a discussion of the termination/change of control provisions of Mr. Peterson's and Mr. Catlin's respective employment agreements, see the discussion under the heading "Potential Payments Upon Termination/Change of Control."

Employment Agreement with James Doss

        Effective as of March 18, 2010, James Doss is no longer serving as an officer of the Company. Prior to his departure, Mr. Doss' employment relationship with us was governed by an employment agreement, which provided for a term through December 31, 2009 and automatic renewal for successive one-year terms unless he or the Company provided notice otherwise. Mr. Doss' agreement provided for an annual salary of $145,000 and eligibility for a discretionary bonus to be determined by the Compensation Committee. Additionally, his agreement provides that he is eligible to participate in all equity-based compensation plans offered by the Company. For a discussion of the termination/change of control provision contained in Mr. Doss' employment agreement, see the discussion under the heading "Potential Payments Upon Termination/Change of Control."

Executive Compensation Determinations for 2009 and 2010

Base Salary

2009 Base Salary

        The Compensation Committee recognized that the base salaries for the NEOs during 2009 were governed by the employment agreements entered into with the three NEOs in 2008 which were established based on information available to it from a report prepared by Denver Management Advisors, Inc. in 2007 as well as information from the Compensation Committee members' own investigation and Compensation Committee discussion. Notwithstanding the Company's performance during 2008 (which was significantly poorer than in 2007), the Compensation Committee recognized that the principal factors in the Company's performance were general national and global economic recession and the poor performance of the oil and gas industry in general. Consequently the Compensation Committee determined not to seek to make any adjustments to base salary in 2009, but also determined not to increase the contractual salary amount. Before reaching these conclusions, the Compensation Committee received candid and direct input from Mr. Peterson and Mr. Catlin regarding NEO salaries for 2009. As such, for the 2009 fiscal year, the salaries for the NEOs remained at the levels originally established in their employment agreements.

2010 Base Salary

        With respect to 2010 NEO base salary, Brammer P.C. had concluded that the current salary levels of the NEOs were at or near the recommended mid-point of the peer group data. As a result, the Compensation Committee did not alter the base salary of the Chief Executive Officer or the Chief Operating Officer from the 2009 levels. However, a proportionate downward adjustment was made to Mr. Catlin's salary (from $350,000 in 2009 to $240,000 for 2010) to reflect Mr. Catlin's corresponding reduced time commitment to the Company from full-time to substantially full-time. Upon hiring James Henderson as the Company's Chief Financial Officer, Treasurer and Secretary, Mr. Henderson's compensation was increased relative to the salary of his predecessor, Mr. Doss, due to Mr. Henderson's greater experience in the role of CFO and the anticipated increase in the scope of responsibilities relative to that of Mr. Doss. Additionally, the increase was determined based on the Brammer P.C. information and the experience of the members of the Compensation Committee. As reflected in the Brammer P.C. report, even with the increased salary payable to Mr. Henderson as compared to Mr. Doss, the Compensation Committee observed that the base salary paid to the CFO is less than the 50th percentile salary in the Company's 2009 peer group.

Annual Bonus

        With respect to determining 2009 annual incentive bonuses, the Compensation Committee did not establish any specific performance criteria in advance of the performance period. However, after year-end, the Compensation Committee retrospectively evaluated the overall 2009 performance of the Company and the individual's contributions in respect thereof to determine whether and to what extent discretionary bonuses were warranted. As a result of that review, the Compensation Committee determined to award bonuses to Mr. Peterson and Mr. Catlin for 2009 based on the following performance factors:

  •
  the Company's net worth more than doubled from December 31, 2008 to December 31, 2009;

  •
  the Company reduced its loss from about $56 million for 2008 to about $1 million for 2009;

  •
  Adjusted EBITDA became positive during 2009, production (on a BOE basis) increased by more than double and the Company's reserves increased by more than five times the amount at year end 2008;

  •
  the Company significantly increased its drilling activity; and

  •
  each of Mr. Peterson and Mr. Catlin devoted a significant amount of time to the Company in achieving these successes.

        Based on the foregoing considerations, the Compensation Committee made the following bonus award determinations:

  •
  Mr. Peterson was awarded a $75,000 cash bonus, and upon his request to receive most of his annual bonus in equity, 100,000 shares of the restricted common stock of the Company; and

  •
  Mr. Catlin was awarded a $300,000 cash bonus.

        The Compensation Committee determined to pay the foregoing dollar amounts based in part on the findings in the Brammer P.C. report that bonuses of up to 100% of base salary are appropriate, dependent on performance, and in other part based on the Company's significantly improved performance during 2009 as compared to 2008. The Compensation Committee provided that the annual cash bonuses would be paid quarterly over 2010 for Mr. Catlin and in two payments on March 31,2010 and June 30,2010 for Mr. Peterson, provided that the respective NEO remains employed by the Company on such dates. The Compensation Committee determined not to establish performance goals for 2010 bonuses, but to continue to judge Company performance and to determine bonus compensation in hindsight.

        As Mr. Doss was no longer serving as the Company's Chief Financial Officer as of March 31, 2010, he did not receive an annual incentive bonus.

Long-Term Equity-Based Incentive Awards

        An important element of our executive compensation program is our long-term equity-based incentive awards, the vesting of which is linked to the financial and operating performance of the Company, and as a result, to the creation of stockholder value. Specifically, the Compensation Committee links the vesting of the equity-based awards to objective performance measures that are established by the Compensation Committee during the first quarter of the performance period. After the conclusion of the performance period, the Compensation Committee determines the extent to which the performance targets were satisfied.

Stock Options

        The Company grants performance-based long-term annual equity incentive awards to the NEOs in the form of stock options with an exercise price that is equal to the closing fair market value of our common stock on the grant date. As a result, the NEOs will only realize value on their stock options if our stockholders realize value on their shares.

        A.    2009 Stock Option Grants

        For 2009, the specific number of stock options granted to each NEO was determined based upon amounts that the Compensation Committee determined appropriate and consistent with the findings of Denver Management Advisors in their 2007 report. The Committee also took into account that the equity compensation awarded to the NEOs in 2008, which were to vest based on 2008 Company performance, did not vest at all because of the poor Company and industry performance during 2008 as a result of the national and international economic recession. The vesting of the 2009 stock option grants was subject to the following corporate performance-based measurements:

	Column A	Column B	Column C
	Goal(1)(2)	Minimum(2)	Percentage of options to vest if goal is achieved(3)
Net Worth	$39,597,869	$32,998,224	7.50%
Income (Loss)	$0	$(56,498,064)	11.25%
Adjusted EBITDA	$3,216,678	$(1,237,829)	11.25%
Production—BOE (Bbl)	118,277	98,564	22.50%
Reserves—BOE proved developed and undeveloped (MBbl)	656.9	547.4	22.50%
Retained Compensation Committee Discretion	—	—	25.00%

(1)
If the performance goal for the respective performance category is achieved, the percentage of stock options set forth in column C shall vest for the respective performance category.

(2)
If an amount between the goal in column A and the minimum in column B for the respective performance category is achieved, a pro-rata amount of the percentage set forth in column C shall vest for the respective performance category. If at least the minimum value for each respective category is not achieved, no stock options shall vest for the respective performance category.

(3)
Amount reflects the maximum percentage of stock options that shall be permitted to vest pursuant to the respective performance category.

        The Compensation Committee selected these particular performance measurements based on its belief that they represent areas on which the officers should focus to drive the Company's strategic plan and shareholder value during 2010.

        In March 2010, the Compensation Committee determined that the Company exceeded the goal for each of the 2009 performance categories, except that the Company achieved an income value of between the minimum and goal. The Compensation Committee also exercised its discretion to permit

25% of the total stock options granted to vest pursuant to its retained discretion. Accordingly, the following aggregate number of stock options vested on March 20, 2010:

	Total Possible Options	Total Options Vested
Lynn A. Peterson	500,000	497,448
James E. Catlin	300,000	298,469
James K. Doss	200,000	198,979
TOTAL	1,000,000	994,896

        B.    2010 Stock Option Grants

        In March of 2010, the Compensation Committee granted (1) Lynn Peterson performance-based stock options to acquire 220,000 shares under the 2007 Stock Incentive Plan and 280,000 shares under the proposed amended 2007 Stock Incentive Plan, subject to shareholder approval at the Annual Meeting, (2) James Catlin performance-based stock options to acquire 132,000 shares under the 2007 Stock Incentive Plan and 168,000 shares under the proposed amended 2007 Stock Incentive Plan, subject to shareholder approval at the Annual Meeting and (3) James P. Henderson performance-based stock options to acquire 200,000 shares under the 2007 Stock Incentive Plan. For 2010, the specific number of stock options granted to each NEO was determined based upon the historic option grants to the NEOs, the Brammer P.C. report, and the Compensation Committee's determination that such amounts were appropriate in the circumstances. The vesting of such stock option grants was subject to the following corporate performance-based measurements:

	Column A	Column B	Column C
Performance Category	Goal(1)(2)	Minimum(2)	Percentage of options to vest if goal is achieved(3)
Net Worth	$83,914,058	$69,928,382	7.0%
Income (Loss)	$1,000,000	$($2,563,298)	10.5%
Adjusted EBITDA	$4,815,230	$4,012,692	10.5%
Production—BOE (Bbl)	263,161	219,300	21.0%
Reserves—BOE proved developed and undeveloped (MBbl)	5,349.8	4,458.2	21.0%
Retained Compensation Committee Discretion	—	—	30.0%

(1)
If the performance goal for the respective performance category is achieved, the percentage of stock options set forth in column C shall vest for the respective performance category.

(2)
If an amount between the goal in column A and the minimum in column B for the respective performance category is achieved, a pro-rata amount of the percentage set forth in column C shall vest for the respective performance category. If at least the minimum value for each respective category is not achieved, no stock options shall vest for the respective performance category.

(3)
Amount reflects the maximum percentage of stock options that shall be permitted to vest pursuant to the respective performance category.

Executive Pay Mix and the Emphasis on "At Risk" Pay

        The Compensation Committee believes that "at risk" pay is an important component of the compensation strategy. "At risk" pay is important as it helps align the actions of management with the interests of the shareholders. For 2009, the total "at risk" compensation consisted of the annual incentive bonus awards and the long-term equity incentive awards. The following table illustrates the percentages of total compensation that were "at risk" for each of the Named Executive Officers for 2009.

Name	% of total compensation "At Risk" for 2009
Chief Executive Officer	66.7%
Chief Operating Officer	59.6%
Chief Financial Officer	51.6%

Other Policies and Considerations

Internal Pay Equity

        Historically, the Compensation Committee determined that the contributions of Messrs. Peterson and Catlin in their respective areas of responsibility were approximately equal. As a result, the Compensation Committee historically determined to compensate them at equivalent levels. However, in respect of the options granted in 2009, the Compensation Committee (with the concurrence of Messrs. Peterson and Catlin) determined that Mr. Peterson merited an increased number of options because of the excessive travel schedule, marketing efforts, and increased workload he assumed as President and CEO that commenced in 2008 and has continued to the present. Similarly, for the 2010 stock option awards, due to Mr. Catlin's reduced time commitment to the Company relative to that of Mr. Peterson, the Compensation Committee awarded Mr. Peterson performance-based stock options in 2010 to acquire 500,000 shares, whereas Mr. Catlin was awarded performance-based stock options to acquire 300,000 shares.

        In late 2009, Mr. Catlin advised the Compensation Committee that he would like to reduce his time commitment to the Company from full-time to substantially full-time and would accept a concomitant reduction in his 2010 base salary. As a result, Mr. Catlin's salary was reduced from $350,000 to $240,000, effective January 1, 2010, whereas Mr. Peterson's salary remains at $350,000.

        The difference in the compensation that was paid to Mr. Doss as compared to the other officers was primarily due to the fact that Mr. Doss had a shorter tenure with the Company than Mr. Peterson and Mr. Catlin and the fact that Mr. Doss had less executive level experience than Mr. Peterson and Mr. Catlin.

Termination/Change of Control Benefits

Overview

        Our CEO and COO are eligible, and while under contract, our former CFO was eligible, to receive termination and change of control benefits under certain conditions in accordance with their respective employment agreements. Our new CFO does not currently have entitlement to such benefits, as we have not yet entered into an employment agreement with him.

        The termination and change of control arrangements for our CEO and COO were established in 2007 when their respective employment agreements were negotiated. When establishing these agreements, the Compensation Committee considered the CEO and COO interest in the Company at that time, and whether the termination and change of control protection provided by the agreements would better align their interests with those of the stockholders. At the time, such benefits were considered appropriate since many of the CEO's and COO's then-outstanding stock options were underwater (that is, the exercise price was greater than the then market price). After the expiry of the initial term of their agreements in 2010, the Compensation Committee intends to reevaluate the ongoing suitability of the current arrangements, and upon such review, may determine to modify the terms of these arrangements.

        Our former CFO's termination and change of control benefits were established in 2008. Such benefits were considered to be appropriate, given that he was a new officer of the Company and therefore lacked any prior accumulated wealth from the Company.

        The Compensation Committee's rationale behind the design of the termination and change of control benefits is described below. A more detailed description of these provisions, including the specific payment amounts available, is provided under the heading "Potential Payments Upon Termination/Change of Control".

The Rationale

Change of Control

        When adopting the change of control provisions, the Compensation Committee's primary objective was to ensure that our officers have sufficient security such that they are not biased against a stockholder-favorable transaction that could be presented to the Company. If the Company were to pursue a change of control transaction beneficial to its stockholders, the Compensation Committee believes that our officers' active support of the transaction through closing would be critical in ensuring the success of such a transaction. By agreeing up front to protect our officers from losing their equity or other compensation in the event of a change of control, we believe we can reinforce and encourage the continued dedication of our officers to their assigned duties without distraction in the face of a change of control. This protection also aligns the interests of our officers with those of our stockholders. The level of benefits available depends on whether or not the officer is terminated in connection with a change of control.

        A.    Change of Control Only

        The Compensation Committee adopted a "single trigger" for the acceleration of vesting of equity-based awards for our officers in the event of a change of control. A "single trigger" means that 100% of the officer's equity vests immediately upon a change of control, regardless of whether his employment is terminated in connection therewith. A "single trigger" treatment for the acceleration of vesting of equity-based awards is appropriate because:

  •
  it helps retain and motivate key employees during change of control discussions, especially senior officers where equity represents a significant portion of their total compensation package;

  •
  in the event the company that made the original equity grant no longer exists after a change in control, officers should not be required to have the fate of their outstanding equity tied to a new company's future success, particularly where the officer's level of control will be diminished; and

  •
  it ensures that terminated employees will be treated similarly to ongoing employees with respect to outstanding equity awards.

        B.    Termination Within 12 Months of a Change of Control

        If the officer is terminated without cause or for good reason within 12 months of a change in control (the "double trigger"), a cash severance payment would be made, in addition to the accelerated vesting discussed above. Such an additional cash payment in this instance was determined to be critical, because an added incentive is necessary to ensure the cooperation of the officer given that the transaction would, or would be likely to, result in the loss of his job.

Termination Unrelated to a Change of Control

        In the event an officer is terminated without cause or resigns for good reason unrelated to a change of control, such officer would receive a cash severance payment and acceleration of the vesting of equity-based awards, each in the amounts described under the heading "Potential Payments Upon

Termination/Change of Control." The Compensation Committee determined to make these benefits available to assist in retaining and recruiting executives, given that executive roles tend to carry higher risks, particularly in companies like ours in the earlier stages of development. The benefits also serve as consideration for the officer's service to the Company and expected length of time until subsequent employment is secured.

Retirement Benefits/Deferred Compensation Opportunities

        Effective January 1, 2008, the Company began providing retirement benefits to all employees, including the NEOs, under the terms of a qualified defined-contribution 401(k) retirement plan. Eligible employees may make voluntary contributions not exceeding statutory limitations to the plan. The Company matches 100% of employee contributions up to 3% of the employee's salary and 50% of an additional 2% of employee contributions. Employees are vested 100% for all contributions upon participation. Potential retirement benefits do not factor into the annual compensation decision process with respect to officers.

Health and Welfare Benefits

        We offer a standard range of health and welfare benefits to all of our employees, including our executive officers, which we believe support our overall attraction and retention objectives. These benefits include medical, prescription drug and dental coverage. Such benefits are a fixed component of compensation and do not discriminate in favor of our executive officers.

Perquisites, Personal Benefits and Other Benefits

        We believe that the total mix of compensation and benefits provided to our executives is competitive and perquisites should generally not play a large role in our executive officers' total compensation. As a result, we did not provide any perquisites to our executive officers during 2009 that were not available to all employees. The Company has no nonqualified deferred compensation.

Stock Ownership Requirements and Hedging Prohibitions

        Stock ownership/retention guidelines have not been implemented by the Compensation Committee for our executive officers. We will continue to periodically review best practices and re-evaluate our position with respect to stock ownership/retention guidelines.

Compensation Committee Report

        The Compensation Committee has reviewed and discussed with management the disclosures contained in this Compensation Discussion and Analysis. Based upon this review and discussion, the Compensation Committee recommended to our Board that the Compensation Discussion and Analysis section be included in the Company's 2009 Annual Report on Form 10-K on file with the SEC and in this Proxy Statement.

Compensation and Nominating Committee of the Board Herrick K. Lidstone, Jr., Chairman Rodney D. Knutson Don A. McDonald

EXECUTIVE COMPENSATION

Summary Compensation Table

        A summary of the compensation paid to our NEOs for each of the 2007, 2008 and 2009 fiscal years is set forth below. Additional information on the components of the total compensation package, including a discussion of the proportion of each element to total compensation, is discussed in the Compensation Discussion and Analysis.

Name and Principal Position(1)	Year	Salary ($)	Bonus ($)		Stock Awards ($)(3)(4)	Option Awards ($)(3)(4)	All Other Compensation ($)(5)	Total $
Lynn A. Peterson(2)	2009	350,000	336,000	(6)		385,195	9,800	1,080,995
President & CEO	2008	350,000	—		—	268,341	9,200	627,541
	2007	350,000	150,000		—	1,785,000	—	2,285,000
James E. Catlin(2)	2009	350,000	300,000		—	231,117	9,800	890,917
Chairman & COO	2008	350,000	—		—	268,341	9,200	627,541
	2007	350,000	150,000		—	1,785,000	—	2,285,000
James K. Doss(7)	2009	145,000	4,350		—	154,078	3,383	306,811
Secretary, Treasurer & CFO	2008	86,924	—		86,160	413,474	4,993	591,551

(1)
See Compensation Discussion and Analysis for a discussion of the material terms of the NEO's employment agreement.

(2)
All compensation reflected in this table for Lynn Peterson and James Catlin was paid in connection with their respective services as officers and not in connection with their services as directors of the Company. The Company does not pay director compensation to directors who are also employees of the Company.

(3)
On December 31, 2009, we entered into stock option termination agreements with Lynn Peterson and James Catlin pursuant to which 500,000 stock options previously granted to each of such persons at an exercise price of $6.26 were terminated. Pursuant to such agreements, Mr. Peterson and Mr. Catlin each acknowledged and agreed that his respective rights, interests and claims in respect of such stock options terminated, with the Company having no further obligations in respect thereof. Mr. Peterson forfeited 200,000 stock options and Mr. Catlin forfeited 425,000 stock options on March 1, 2009, when these grants expired unexercised. There were no other forfeitures of equity awards by the NEOs during 2009.

(4)
The amounts shown in this column represent awards subject to our 2007 Stock Incentive Plan and reflect the aggregate grant date fair value of equity awards granted during the fiscal year in accordance with the Financial Accounting Standards Board Accounting Standards Codification Topic 718 for stock-based compensation. These amounts do not correspond to the actual cash value that will be recognized by each of the NEOs when received. Assumptions used in the calculation of this amount for fiscal years ended December 31, 2007, 2008 and 2009 are included in footnote 6 to the Company's audited financial statements for the fiscal year ended December 31, 2009, included in the Company's Annual Report on Form 10-K filed with the SEC on March 11, 2010.

(5)
Unless otherwise noted, the amounts shown in this column represent the 401(k) matching contributions made by the Company to the NEOs.

(6)
Mr. Peterson received a $75,000 cash bonus, and upon his request to receive most of his annual bonus in equity, 100,000 shares of the restricted common stock of the Company, having an aggregate grant date fair value of $261,000.

(7)
Mr. Doss joined the Company as its Chief Financial Officer, Secretary and Treasurer on May 27, 2008 and ceased to hold such positions on March 18, 2010. Mr. Henderson re-joined the Company as its Chief Financial Officer on April 1, 2010, after having served previously in such role from May 2007 and until May 2008.

Option Termination

        On December 31, 2009 certain officers and directors voluntarily agreed to the termination of stock options to purchase an aggregate of 1,150,000 shares issued in 2007. See the Summary Compensation table and the table under the heading "Director Compensation" for further information.

Fiscal 2009 Grants Of Plan-Based Awards

        The following table provides information related to grants of plan-based awards to our NEOs during the 2009 fiscal year.

			Estimated Future Payouts Under Equity Incentive Plan Awards(1)(2)			Exercise or Base Price of Option Awards ($/Sh)	Grant Date Fair Value of Stock Award and Option Awards(3)
Name	Grant Date	Date of Committee Approval	Threshold (#)	Target (#)	Maximum (#)
Lynn A. Peterson	5/11/09	4/28/09	0	500,000	500,000	$1.18	383,229
James E. Catlin	5/11/09	4/28/09	0	300,000	300,000	$1.18	229,937
James K. Doss	5/11/09	4/28/09	0	200,000	200,000	$1.18	153,292

(1)
The amounts shown in this column represent awards under our 2007 Stock Incentive Plan.

(2)
The grant of these stock options provided that the stock options would vest on March 20, 2010, provided the Company satisfied certain performance-based vesting conditions. The Compensation Committee has determined that 497,448 of the 500,000 total option granted to Lynn Peterson, 298,469 of the 300,000 total options granted to James Catlin, and 198,979 of the 200,000 total options granted to James Doss vested on March 20, 2010, pursuant to the performance-based criteria set forth under the sub-heading "Long-Term Equity-Based Incentive Awards" under the heading "Compensation Discussion and Analysis."

(3)
Amounts reflect the grant date fair value of stock option awards measured in accordance with the guidance in FASB ASC Topic 718.

 Outstanding Equity Awards At 2009 Fiscal Year-End

        The following table provides information related to the outstanding stock option awards and stock awards held by each of our NEOs at December 31, 2009.

	Option Awards							Stock Awards
Name	Number of Securities Underlying Unexercised Options (Exercisable)	Number of Securities Underlying Unexercised Options (Unexercisable)		Equity Incentive Plan Awards: Number of Securities Underlying Unexercised Unearned Options (#)		Option Exercise Price ($)	Option Expiration Date	Number of Shares or Units of Stock Held That Have Not Vested (#)		Market Value of Shares or Units of Stock That Have Not Vested ($)
(a)	(b)	(c)		(d)		(e)	(f)	(g)		(h)
Lynn A. Peterson	—			500,000	(3)	1.18	5/10/2014	—		—
	500,000	—		—		3.17	4/14/2011	—		—
	250,000	—		—		1.08	10/16/2010	—		—
James E. Catlin	—			300,000	(3)	1.18	5/10/2014	—		—
	500,000	—		—		3.17	4/14/2011	—		—
	250,000	—		—		1.08	10/16/2010	—		—
James K. Doss	60,000	120,000	(1)	—		3.59	5/27/2018	16,000	(2)	35,520
		—		200,000	(3)	1.18	5/10/2014	—		—

(1)
The grant of these stock options provides that, of these stock options, stock options to acquire 60,000 shares will vest on each 5/27/10 and 5/27/11.

(2)
The grant provides that the risk of forfeiture will lapse as to 8,000 shares on each of 5/27/10 and 5/27/11.

(3)
These stock options were to vest subject to performance-based conditions, most of which conditions were satisfied by the Company as of the determinative date of March 18, 2010. A small percentage of these stock options that were outstanding at December 31, 2009 expired in full and unvested on March 18, 2010, in accordance with their terms. For a detailed discussion of the specific performance-based conditions, see "Compensation Discussion and Analysis."

Option Exercises And Stock Vested

        The following table provides information related to options exercised by, and stock awards vested for, our NEOs during the 2009 fiscal year.

	Stock Awards Vested
Name	Number of Shares Acquired on Vesting (#)	Value Realized on Vesting ($)
James K. Doss	8,000	8,560	(1)

(1)
The dollar amount shown reflects the market price of the underlying securities at vesting.

Potential Payments Upon Termination/Change of Control

        As discussed in more detail below, we have employment agreements in place with each of our NEOs that provide for compensation upon the termination of their employment under certain circumstances and in the event of a change of control.

Termination for Cause/Good Reason

        Under each NEO's respective employment agreement, if the officer is terminated without cause (defined below) and without advance notice prior to expiration of the original term or due to his death or disability, or if he resigns for good reason (defined below), the Company is required to pay the following: (1) with respect to Lynn Peterson and James Catlin, his respective base salary at the rate in effect on the termination date through expiration of the original term or for 18 months, whichever is a longer period of time; and (2) with respect to James Doss' employment agreement that was in place prior to his ceasing to be an officer of the Company in March 2010, his base salary at the rate in effect on the termination date through the end of the then current calendar year end. Each NEO's eligibility to receive the foregoing compensation is contingent upon the NEO's execution of a general release in favor of the Company and its affiliated persons and entities, satisfactory to the Company in its sole discretion. Under the terms of their employment agreements, upon termination of a NEO without cause or for death or disability, all unvested benefits (whether equity or cash benefits and bonuses) previously granted to the NEO (except in the case of Mr. Doss, all unvested benefits previously granted to Mr. Doss through this employment agreement) will vest immediately upon such termination.

        Termination for "cause" is determined in the discretion of the Company and generally includes, but is not limited to, gross negligence or willful misconduct in the performance of job duties, willful conduct that materially injures the Company, fraudulent acts or other breaches of fiduciary duty, a conviction for (or pleading of no contest to) a felony or other crimes involving fraud or dishonesty, and other legal or regulatory violations that are harmful to the Company's business or reputation. Termination for "good reason" with respect to Lynn Peterson and James Catlin means that (1) the Company has materially breached the terms of the employment agreement or any other agreement between him and the Company; (2) the NEO's job duties have been substantially changed or diminished without the NEO's consent; or (3) the NEO is required to relocate more than 50 miles. Termination for "good reason" with respect to James Doss' agreement that was in place prior to his ceasing to be an officer in March 2010, means that (1) there has been a material decrease in his compensation or budget, or the authority or duties of his position or that of his supervisor; or (2) Mr. Doss has been required to make a substantial geographic relocation.

Termination in Connection with a Change of Control

        Under their respective employment agreements, each of the NEO's equity-based compensation will immediately vest following a "change of control"(defined below). In addition, under Lynn Peterson's and James Catlin's employment agreements, if either is terminated for any reason (excluding termination for "cause" or as a result of his death or disability) or if either resigns for good reason during a 12-month period following a "change of control" (defined below), the Company would be required to pay him a cash severance payment in a lump sum within 60 days following the date of such termination in an amount equal to 2.9 times the sum of (a) his current salary and (b) the amount of his most recent discretionary bonus. Under James Doss' employment agreement, upon termination (excluding termination for "cause" or as a result of his death or disability) or resignation for good reason during the year following a "change of control" (defined below), the Company would have been required to pay him a cash severance payment in a lump sum within 60 days following the date of such termination or resignation in an amount equal to 18 months' severance plus 50% of any cash bonuses paid to Mr. Doss in the prior 12 months. Additionally, each NEO's employment agreement provides that all of his respective equity-based compensation shall immediately vest upon a "change of control" (defined below).

        For purposes of each of the NEO's agreements, the term "change of control" means the occurrence of any of the following:

  •
  Certain persons are or become the beneficial owner(s), directly or indirectly, of securities of the Company representing more than 50% of the total voting power represented by the Company's then outstanding voting securities without the approval of the Board (and, in the case of Messrs. Catlin and Peterson, without the approval of not fewer than two thirds of the Board), unless the Board specifically designates such acquisition to be a change of control;

  •
  A merger or consolidation of the Company, whether or not approved by the Board, other than a merger or consolidation that would result in the voting securities outstanding immediately prior thereto continuing to represent (either by remaining outstanding or by being converted or into voting securities of the surviving entity) at least 50% of the total voting power represented by the voting securities of the Company or such surviving entity outstanding immediately after such merger or consolidation, or the shareholders of the Company approve a plan of complete liquidation or an agreement for the sale or disposition of all or substantially all of the Company's assets; or

  •
  As result of the election of members to the Board, a majority of the Board consists of persons who are not members of the Board as of the effective date of the respective NEO's employment agreement (and, in the case of Messrs. Catlin and Peterson, including their own respective membership on the Board when calculating the majority) except in the event that such slate of directors is proposed by the applicable committee.

Potential Cost of Termination Payments in the Event of Termination

        In the tables below, we have estimated the potential cost to us of the compensation to which each NEO would have been entitled if his employment had been terminated (1) without cause or due to death or disability or (2) in connection with a change of control, in either case effective at the end of the day on December 31, 2009.

	Compensation in Connection with a Termination without Cause, due to Death or Disability, or for Good Reason
	Cash Severance		Equity(3)	Total
Lynn A. Peterson	$700,000	(1)	$520,000	$1,220,000
James E. Catlin	$700,000	(1)	$312,000	$1,012,000
James K. Doss	$0	(2)	$208,000	$208,000

(1)
As noted above, upon termination without cause or for good reason, the NEO is entitled to base salary at the rate in effect on the termination date through expiration of the original term (i.e., December 31, 2010) or for 18 months, whichever is a longer period of time. Therefore, the compensation represents the NEO's base salary through December 31, 2010, which represents the end of the term of his employment agreement.

(2)
Because Mr. Doss is only entitled to severance in an amount equal to his base salary through the end of the then-current calendar year end, Mr. Doss would not have been entitled to any compensation in the event he were terminated effective at the end of the day on December 31, 2009.

(3)
As noted above, upon termination without cause or for death or disability, all unvested benefits (whether equity or cash benefits and bonuses) previously granted to the NEO (except in the case of Mr. Doss, all unvested benefits previously granted to Mr. Doss through his employment agreement) will vest immediately upon such termination.

        If a NEO terminates their employment for good reason, they are entitled to the same cash severance terms as if they were terminated without cause or due to disability, but receive no vesting of equity benefits. Accordingly, if Messrs. Peterson or Catlin terminate their employment for good reason effective as of December 31, 2009, they are entitled to a cash severance of $700,000. If Mr. Doss terminates his employment for good reason effective as of December 31, 2009, he would be entitled to a cash severance of $0. Please see the footnotes to the table above for calculation explanations.

	Compensation in Connection with a Change of Control
	Cash Severance	Equity	Total
Lynn A. Peterson	$1,450,000	$520,000	$1,970,000
James E. Catlin	$1,450,000	$312,000	$1,762,000
James K. Doss	$217,500	$208,000	$425,500

Report On Repricing Of Options

        We did not reprice any stock options during the fiscal years ended December 31, 2008 or 2009.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT
AND RELATED STOCKHOLDER MATTERS

        The following table sets forth certain information regarding the beneficial ownership of shares of our common stock as of April 15, 2010 by:

  •
  our NEOs;

  •
  our directors and nominees;

  •
  all of our executive officers and directors as a group; and

  •
  each person who is known by us to beneficially own more than 5% of our issued and outstanding shares of common stock.

        Unless otherwise indicated, the shareholders listed possess sole voting and investment power with respect to the shares shown. Our directors and executive officers do not have different voting rights from other shareholders.

Name	Business Address	Amount and Nature		Percentage of Class(1)
Lynn A. Peterson	1625 Broadway, Suite 250, Denver, Colorado 80202	4,787,469	(1)(2)	3.97%
James E. Catlin	1625 Broadway, Suite 250, Denver, Colorado 80202	2,931,619	(1)(3)	2.44%
James K. Doss	1625 Broadway, Suite 250, Denver, Colorado 80202	269,979	(4)	*
Rodney D. Knutson	1625 Broadway, Suite 250, Denver, Colorado 80202	475,000	(5)	*
Don A. McDonald	1625 Broadway, Suite 220, Denver, Colorado 80202	230,000	(6)	*
Herrick K. Lidstone, Jr.	6400 South Fiddler's Green Circle, Suite 1000, Greenwood Village, Colorado 80111	250,000	(7)	*
All directors and executive officers as a group (seven individuals)		8,954,067		7.31%
Wellington Management Co LLP	75 State Street Boston, Massachusetts 02109	8,490,228		7.12% (8)

*
Less than 1%.

(1)
Based on 119,217,931 shares outstanding as of April 15, 2010, plus any shares of common stock deemed to be beneficially owned pursuant to options and warrants that are exercisable within 60 days from the above date.

(2)
Includes 2,690,021 shares held directly by the individual, 600,000 shares held by individual's wife, 250,000 shares held by individual's children and 1,247,448 options exercisable within 60 days of April 15, 2010.

(3)
Includes 1,533,150 shares held by the individual, 500,000 shares held by the individual's wife and 898,469 options exercisable within 60 days of April 15, 2010.

(4)
Includes 258,979 options exercisable within 60 days of April 15, 2010.

(5)
Includes 275,000 options exercisable within 60 days of April 15, 2010.

(6)
Includes 200,000 options exercisable within 60 days of April 15, 2010.

(7)
Includes 250,000 options exercisable within 60 days of April 15, 2010.

(8)
This information is based solely on a Schedule 13G filed with the SEC on February 12, 2010.

        We have no knowledge of any other arrangements, including any pledge by any person of our securities, the operation of which may at a subsequent date result in a change of control of our company.

PROPOSAL 2:
RATIFICATION OF THE APPOINTMENT OF HEIN & ASSOCIATES LLP

        The Audit Committee has selected the accounting firm of Hein & Associates LLP to serve as our independent registered public accounting firm for the 2010 fiscal year. We are asking our shareholders to ratify the selection of Hein & Associates LLP as our independent registered public accounting firm. Although ratification is not required by our by-law or otherwise, the Board is submitting the selection of Hein & Associates LLP to our shareholders for ratification because we value our shareholders' views on the Company's independent registered public accounting firm and as a matter of good corporate practice. If our shareholders fail to ratify the selection, it will be considered as a direction to the Board and the Audit Committee to consider the selection of a different firm. Even if the selection is ratified, the Audit Committee in its discretion may select a different independent registered public accounting firm, subject to ratification by the Board, at any time during the year if it determines that such a change would be in the best interests of the Company and our shareholders. To the Company's knowledge, a representative from Hein & Associates LLP will not be present at the Annual Meeting to take questions, although the firm will be permitted to make a statement if it so desires.

        The aggregate fees billed by the Company's external accountants, Hein & Associates LLP, in each of the last two fiscal years for professional fees are as follows:

Financial Year Ending	Audit Fees $	Audit Related Fees $	Tax Fees $		All Other Fees $	Total $
December 31, 2009	249,226	—	29,235	(1)	—	278,461
December 31, 2008	248,876	—	51,990	(1)	—	300,866

(1)
Tax Fees consist of fees billed for professional services for tax compliance, tax advice and tax planning. These services include assistance regarding federal and state tax compliance and return preparation.

Pre-Approval Policies and Procedures

        The Audit Committee Charter provides that the Audit Committee is responsible for the appointment, compensation, retention and oversight of the independent public accountants, and pre-approves all audit services and permissible non-audit services to be provided to the Company by the independent public accountants. The Audit Committee may, in its discretion, delegate the authority to pre-approve all audit services and permissible non-audit services to the Chairman of the Audit Committee provided the Chairman reports any delegated pre-approvals to the Audit Committee at the next meeting thereof. The Audit Committee has not, however, adopted any specific policies and procedures for the engagement of non-audit services. For 2008 and 2009, all of the services related to amounts billed by the Company's external accountants were pre-approved by the Audit Committee.

 Report on Audited Financial Statements

        The Audit Committee reviewed and discussed with management and the Company's independent auditors the audited consolidated financial statements included in the Company's Annual Report on Form 10-K for the year ended December 31, 2009. In addition, the Audit Committee has discussed with the Company's independent auditors the matters required to be discussed by Statement on Auditing Standards No. 61 (Communication with Audit Committees), as modified by Statement on Auditing Standards No. 90 (Audit Committee Communications). The Audit Committee has also received the written disclosures and the letter from the Company's independent auditors required by Independence Standards Board Standard No. 1 (Independence Discussions with Audit Committees) and has discussed with the Company's independent auditors that audit firm's independence from the Company and its management. Based on the review and discussions, our Board recommended that the audited financial statements be included in the Annual Report on Form 10-K for the year ended December 31, 2009, for filing with the SEC.

Audit Committee of the Board Don A. McDonald, Chairman Rodney D. Knutson Herrick K. Lidstone, Jr.

The Board recommends a vote FOR the ratification of the selection of Hein & Associates LLP as the Company's independent registered public accounting firm for the fiscal year ending December 31, 2010.

 PROPOSAL 3:
APPROVAL OF AMENDMENT TO THE 2007 STOCK INCENTIVE PLAN

        The Board of Directors proposes that shareholders approve an amendment to the Kodiak Oil & Gas Corp. 2007 Stock Incentive Plan (the "Plan"), as outlined herein. The 2007 Stock Incentive Plan, as originally adopted by shareholders on May 24, 2007 (the "Original Plan"), provided for 8,000,000 shares of common stock available for the granting of equity-based awards under the Plan. As of April 15, 2010, the Company had outstanding options to purchase 7,052,896 common shares at prices ranging from $0.36 to $6.26. Additionally, as of April 15, 2010, there were 23,000 shares of restricted stock outstanding, resulting in a total of 7,075,896 shares reserved for issuance pursuant to the exercise of the outstanding stock options and the vesting of outstanding restricted stock. As of April 15, 2010, there were 43,000 shares available for issuance under the Original Plan. As described in more detail below, the proposed amendment would increase the number of authorized shares under the Plan and increase the number of shares available for the granting of restricted stock and restricted stock units under the Plan.

        The purpose of the Plan is to promote the interests of the Company and its shareholders by aiding the Company in attracting and retaining employees, officers, consultants, independent contractors and directors capable of assuring the future success of the Company, to offer such persons incentives to put forth maximum efforts for the success of the Company's business and to afford such persons an opportunity to acquire a proprietary interest in the Company. The amendments to the Original Plan will enable the Company to continue to compensate such persons through various equity-based arrangements and provide them with opportunities for stock ownership in the Company, thereby aligning the interests of such persons with the Company's shareholders.

Amendments to the 2007 Stock Incentive Plan

        The Board approved an amendment to the Original Plan to, among other things, reserve an additional 8,600,000 shares of common stock for issuance under the Plan through December 31, 2010.

The 8,600,000 additional shares, together with the eight 8,000,000 previously authorized under the Plan, would result in a total of 16,600,000 shares authorized under the Plan for issuance through December 31, 2010. Beginning on January 1 of each subsequent year that the Plan is in effect, the aggregate number of shares that may be issued under the Plan shall be adjusted to equal 14% of the Company's issued and outstanding Shares, calculated as of January 1 of the respective year. Such shares included within the Plan may be either authorized but unissued shares or shares re-acquired and held in treasury.

        Additionally, pursuant to the proposed amendment, the maximum number of shares that may be awarded under the Plan pursuant to grants of restricted stock, restricted stock units and stock awards would be increased from 1,000,000 to 2,000,000 shares. The foregoing proposed amendment is subject to approval of our shareholders at the Annual Meeting.

Description of the Amended 2007 Stock Incentive Plan

        The following is a summary of the principal features of the Plan. This summary is qualified in its entirety by reference to the full text of the Original Plan, which was filed on July 14, 2007 as Appendix A to our 2007 Definitive Proxy Statement on Schedule 14A, and the proposed amendment, which is attached as Appendix A to this Proxy Statement.

        The Plan permits the granting of equity-based awards to our directors, officers, employees, consultants, independent contractors and affiliates. Equity-based awards are determined by the Compensation Committee and are granted only in compliance with applicable laws and regulatory policy.

Administration

        The Compensation Committee will administer the Plan and will have full power and authority to determine when and to whom awards will be granted, and the type, amount, form of payment and other terms and conditions of each award, consistent with the provisions of the Plan. In addition, the Compensation Committee can specify whether, and under what circumstances, awards to be received under the Plan or amounts payable under such awards may be deferred automatically or at the election of either the holder of the award or the Compensation Committee. Subject to the provisions of the Plan, the Compensation Committee may amend or waive the terms and conditions, or accelerate the exercisability, of an outstanding award. The Committee has authority to interpret the Plan and establish rules and regulations for the administration of the Plan.

        The Compensation Committee may delegate its powers and duties under the Plan to one or more directors (including a director who is also an officer of the Company), except that it may not delegate its powers to grant awards to executive officers or directors who are subject to Section 16 of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), or in a way that would violate Section 162(m) of the Internal Revenue Code. In addition, the Compensation Committee may authorize one or more officers of the Company to grant stock options under the Plan, provided that stock option awards made by these officers may not be made to executive officers or directors who are subject to Section 16 of the Exchange Act. The Board may also exercise the powers of the Committee at any time, so long as its actions would not violate Section 162(m) of the Internal Revenue Code.

Eligible Participants

        Any employee, officer, consultant, independent contractor or director providing services to the Company or any of its affiliates, who is selected by the Committee, is eligible to receive an award under the Plan.

        As of April 15, 2010, approximately three officers, 22 employees (including the three officers) and three non-employee directors of the Company were considered to be within the group of eligible persons who could receive awards under the Plan.

Shares Available For Awards

        Assuming the amendment to the Original Plan is adopted by the shareholders, the aggregate number of shares of our common stock that may be issued through December 31, 2010 under all equity-based awards made under the Plan will be 16,600,000 million authorized but unissued shares of common stock. Beginning on January 1 of each subsequent year that the Plan is in effect, the aggregate number of Shares that may be issued under the Plan shall be adjusted to equal 14% of the Company's issued and outstanding Shares, calculated as of January 1 of the respective year. This aggregate amount is subject to further limitations, as follows:

  •
  Through December 31, 2010, a maximum of 16,600,000 shares will be available for granting incentive stock options under the Plan, subject to the provisions of Section 422 or 424 of the Internal Revenue Code or any successor provision;

  •
  On January 1 of each subsequent year, a maximum of 14% of our issued and outstanding shares of common stock, calculated as of January 1 of the respective year, will be available for granting incentive stock options under the Plan, subject to the provisions of Section 422 or 424 of the Internal Revenue Code or any successor provision; and

  •
  The maximum number of shares that may be awarded under the Plan pursuant to grants of restricted stock, restricted stock units and stock awards will be 2,000,000.

        The Compensation Committee may adjust the number of shares and share limits described above in the case of a stock dividend or other distribution, including a stock split, merger or other similar corporate transaction or event, in order to prevent dilution or enlargement of the benefits or potential benefits intended to be provided under the Plan.

        If an award is terminated without the issuance of any shares or if shares covered by an award are not purchased or are forfeited, then the shares previously set aside for such award will be available for future awards under the Plan. If an award is payable only in cash and does not entitle the holder to receive or purchase shares, then the award will not be counted against the aggregate number of shares available under the plan.

        The closing price of a share of our common stock as of April 15, 2010 was $3.87.

Types of Awards and Terms and Conditions

        The Plan permits the granting of:

  •
  stock options (including both incentive and non-qualified stock options);

  •
  stock appreciation rights ("SARs");

  •
  restricted stock and restricted stock units;

  •
  performance awards of cash, stock, other securities or property;

  •
  other stock grants; and

  •
  other stock-based awards.

        Awards may be granted alone, in addition to, in combination with or in substitution for, any other award granted under the Plan or any other compensation plan. Awards can be granted for no cash consideration or for any cash or other consideration as may be determined by the Compensation

Committee or as required by applicable law. Awards may provide that upon the grant or exercise thereof, the holder will receive cash, shares of our common stock, other securities or property, or any combination of these in a single payment, installments or on a deferred basis. The exercise price per share under any stock option and the grant price of any SAR may not be less than the fair market value of our common stock on the date of grant of such option or SAR except to satisfy legal requirements of foreign jurisdictions or if the award is in substitution for an award previously granted by an entity acquired by the Company. Determinations of fair market value under the Plan will be made in accordance with methods and procedures established by the Compensation Committee.

        Incentive stock options must expire no later than 10 years after the date of grant or, for persons who own more than 10% of the total voting power of all classes of stock, no later than five years after the date of grant. The term of all other awards shall be determined by the Compensation Committee.

        Stock Options.    The holder of an option will be entitled to purchase a number of shares of our common stock at a specified exercise price during a specified time period, all as determined by the Compensation Committee. The option exercise price may be payable either in cash or, at the discretion of the Compensation Committee, in other securities or other property having a fair market value on the exercise date equal to the exercise price.

        Stock Appreciation Rights.    The holder of a SAR is entitled to receive the excess of the fair market value (calculated as of the exercise date or, at the Compensation Committee's discretion, as of any time during a specified period before or after the exercise date) of a specified number of shares of our common stock over the grant price of the SAR. SARs vest and become exercisable in accordance with a vesting schedule established by the Compensation Committee.

        Restricted Stock and Restricted Stock Units.    The holder of restricted stock will own shares of our common stock subject to restrictions imposed by the Compensation Committee (including, for example, restrictions on the right to vote the restricted shares or to receive any dividends with respect to the shares) for a specified time period determined by the Compensation Committee. The holder of restricted stock units will have the right, subject to any restrictions imposed by the Compensation Committee, to receive shares of our common stock, or a cash payment equal to the fair market value of those shares, at some future date determined by the Compensation Committee.

        Performance Awards.    The Compensation Committee may grant awards under the Plan that are intended to qualify as "performance-based compensation" within the meaning of Section 162(m) of the Internal Revenue Code. A performance award may be payable in cash or stock and will be conditioned solely upon the achievement of one or more objective performance goals established by the Committee in compliance with Section 162(m) of the Internal Revenue Code. Subject to the terms of the Plan, the performance goals to be achieved during any performance period, the length of any performance period, the amount of any performance award granted, the amount of any payment or transfer to be made pursuant to any performance award and any other terms of and conditions of any performance award shall be determined by the Compensation Committee.

        Stock Awards.    The Compensation Committee may grant unrestricted shares of our common stock, subject to terms and conditions determined by the Compensation Committee and the limitations in the Plan.

        Other Stock-Based Awards.    The Compensation Committee is also authorized to grant other types of awards that are denominated or payable in, valued in whole or in part by reference to, or otherwise based on or related to our common stock, subject to terms and conditions determined by the Compensation Committee and the limitations in the Plan.

        Duration, Termination and Amendment.    Unless discontinued or terminated by the Board, the Plan will expire on April 20, 2017. No awards may be made after that date. However, unless otherwise expressly provided in an applicable award agreement, any award granted under the Plan prior to expiration may extend beyond the expiration of the Plan through the award's normal expiration date.

        The Board may amend, alter, suspend, discontinue or terminate the Plan at any time, although shareholder approval must be obtained for any action that would increase the number of shares of our common stock available under the Plan, increase the award limits under the Plan, permit awards of options or SARs at a price less than fair market value, permit repricing of options or SARs or cause Section 162(m) of the Internal Revenue Code to become unavailable with respect to the Plan. Shareholder approval is also required for any action that requires shareholder approval under the rules and regulations of the Securities and Exchange Commission, the NYSE Amex or any other securities exchange or the Financial Industry Regulatory Authority that are applicable to the Company.

Prohibition on Repricing Awards

        Without the approval of the Company's shareholders, the Compensation Committee will not reprice, adjust or amend the exercise price of any options or the grant price of any SAR previously awarded, whether through amendment, cancellation and replacement grant or any other means, except in connection with a stock dividend or other distribution, including a stock split, merger or other similar corporate transaction or event, in order to prevent dilution or enlargement of the benefits, or potential benefits intended to be provided under the Plan.

Transferability of Awards

        Unless otherwise provided by the Compensation Committee, awards under the Plan may only be transferred by will or by the laws of descent and distribution.

Federal Income Tax Consequences

        The following is a summary of the principal U.S. federal income tax consequences generally applicable to awards under the Plan. The following description applies to U.S. citizens and residents who receive awards under the Plan. Participants who are neither U.S. citizens nor residents but who perform services in the United States may also be subject to U.S. federal income tax under some circumstances. In addition, former citizens or long-term residents of the United States may be subject to special expatriate tax rules, which are not addressed in this summary.

        Grant of Options and SARs.    The grant of a stock option (either an incentive stock option or a non-qualified stock option) or SAR is not expected to result in any taxable income for the recipient.

        Exercise of Incentive Stock Options.    The holder of an incentive stock option generally will have no taxable income upon exercising the option (except that an alternative minimum tax liability may arise). If stock is issued to the optionee pursuant to the exercise of an incentive stock option, and if no disqualifying disposition of such shares is made by such award holder within two years after the date of grant or within one year after the transfer of such shares to such award holder, then (1) upon the sale of such shares, any amount realized in excess of the option price will be taxed to such optionee as a long-term capital gain and any loss sustained will be a long-term capital loss, and (2) we will not be entitled to a deduction for federal income tax purposes.

        If the stock acquired upon the exercise of an incentive stock option is disposed of prior to the expiration of either holding period described above, generally (1) the optionee will realize ordinary income in the year of disposition in an amount equal to the excess (if any) of the fair market value of such shares at exercise (or, if less, the amount realized on the disposition of such shares) over the option price paid for such shares, and (2) we will be entitled to deduct such amount for federal income tax purposes if the amount represents an ordinary and necessary business expense. Any further gain (or loss) realized by the optionee will be taxed as short-term or long-term capital gain (or loss), as the case may be, and will not result in any deduction by us.

        Exercise of Non-Qualified Stock Options and SARs.    Upon exercising a non-qualified stock option, the optionee must recognize ordinary income equal to the excess of the fair market value of the shares of our common stock acquired on the date of exercise over the exercise price, and we generally will be entitled at that time to an income tax deduction for the same amount. Upon exercising a SAR, the amount of any cash received and the fair market value on the exercise date of any shares of our common stock received are taxable to the recipient as ordinary income and generally are deductible by us.

        Disposition of Acquired Shares.    The tax consequence upon a disposition of shares acquired through the exercise of an option or SAR will depend on how long the shares have been held and whether the shares were acquired by exercising an incentive stock option or by exercising a non-qualified stock option or SAR. Generally, there will be no tax consequence to us in connection with the disposition of shares acquired under an option or SAR, except that we may be entitled to an income tax deduction in the case of the disposition of shares acquired under an incentive stock option before the applicable incentive stock option holding periods set forth in the Internal Revenue Code have been satisfied.

        For an Award that is payable in shares of our common stock that are restricted as to transferability and subject to substantial risk of forfeiture, unless a special election is made pursuant to Section 83(b) of the Code, the holder of the Award must recognize ordinary income equal to the excess of (x) the fair market value of the shares of our common stock received (determined as of the first time the shares became transferable or not subject to substantial risk of forfeiture, whichever occurs earlier) over (y) the amount (if any) paid for the shares of our common stock by the holder. The Company will be entitled at that time to a tax deduction for the same amount if and to the extent that amount satisfies general rules concerning deductibility.

        Special Rules.    Special rules may apply in the case of individuals subject to Section 16(b) of the Exchange Act. In particular, unless a special election is made pursuant to Section 83(b) of the Code, shares of our common stock received pursuant to the exercise of an option or SAR may be treated as restricted as to transferability and subject to a substantial risk of forfeiture for a period of up to six months after the date of exercise. Accordingly, the amount of any ordinary income recognized, and the amount of the Company's tax deduction, may be determined as of the end of such period.

        Deductibility of Executive Compensation Under Code Section 162(m).    Section 162(m) of the Code generally limits to $1,000,000 the amount that a publicly-held corporation is allowed each year to deduct for the compensation paid to each of the corporation's chief executive officer and the corporation's other four most highly compensated executive officers. However, "qualified performance-based qualified compensation" is not subject to the $1,000,000 deduction limit. In general, to qualify as performance-based compensation, the following requirements need to be satisfied: (1) payments must be computed on the basis of an objective, performance-based compensation standard determined by a committee consisting solely of two or more "outside directors," (2) the material terms under which the compensation is to be paid, including the business criteria upon which the performance goals are based, and a limit on the maximum bonus amount which may be paid to any participant pursuant with respect to any performance period, must be approved by a majority of the corporation's shareholders and (3) the committee must certify that the applicable performance goals were satisfied before payment of any performance-based compensation.

        The Plan has been designed to permit grants of options and SARs issued under the Plan to qualify under the performance-based compensation rules so that income attributable to the exercise of a non-qualified stock option or an SAR may be exempt from the $1,000,000 deduction limit. Grants of other Awards under the Plan may not so qualify for this exemption. The Plan's provisions are consistent in form with the performance-based compensation rules, so that if the committee that grants options or SARs consists exclusively of members of the board of directors of the Company who qualify as "outside directors," and the exercise price (or deemed exercise price, with respect to SARs) is not less than the fair market value of the shares of common stock to which such grants relate, the compensation income arising on exercise of those options or SARs should qualify as performance-based compensation which is deductible even if that income would be in excess of the otherwise applicable limits on deductible compensation income under Code Section 162(m).

New Plan Benefits

        The following table presents certain information with respect to options we expect to grant under the Plan for services rendered during the fiscal year ending December 31, 2010 to certain of our officers and directors, assuming shareholder approval of this Proposal 3. Such Awards will terminate automatically if our shareholders do not approve the amendments to the Plan. Future grants under the Plan will be determined by the Compensation Committee and may vary from year to year and from participant to participant and are not determinable at this time.

  Stock Options Granted Under the Amended 2007 Stock Incentive Plan

Name and Position	Number of Shares(1)
Lynn A. Peterson(1)	280,000
President and Chief Executive Officer
James K. Doss	—
Former Chief Financial Officer
James E. Catlin(1)	168,000
Executive Vice President and Chief Operating Officer
Executive Group	448,000
Non-Executive Director Group(2)	126,000
Non-Executive Officer Employee Group	—

(1)
On March 18, 2010, each of Lynn A. Peterson and James E. Catlin were granted 500,000 and 300,000 incentive stock options, respectively, of which, 280,000 and 168,000 shares, respectively, were subject to shareholder approval of the amendment to the Original Plan. Such stock options will have a grant date of the date of such shareholder approval and an exercise price equal to the closing price of the Company's common stock on the date of such shareholder approval, as reported by the NYSE Amex. The stock options expire five years after the grant date and will vest, if at all, pursuant to the performance-based measurements described above under the heading "2010 Stock Option Grants."

(2)
On March 18, 2010, each of Rodney D. Knutson, Herrick K. Lidstone, Jr. and Don A. McDonald were granted 75,000 non-incentive stock options, of which 42,000 were subject to shareholder approval of the amendment to the Original Plan. Such stock options will have a grant date of the date of such shareholder approval and an exercise price equal to the closing price of the Company's common stock on the date of such shareholder approval, as reported by the NYSE Amex. The stock options expire five years after the grant date and are subject to time-based vesting, with 25% of each award vesting on each of June 30, 2010, September 30, 2010, December 31, 2010 and March 31, 2011.

Vote Required

        Approval of the amendments to the Plan will require approval of a simple majority (50% plus one vote) of the votes cast by those shareholders of the Company, who, being entitled to, vote in person or by proxy at the Annual Meeting of the Company. Abstentions and broker non-votes will each be counted as present for purposes of determining the presence of a quorum. However, broker non-votes, as well as abstentions from voting, will not be treated as votes cast and, therefore, will have no effect on approval of the amendment to the 2007 Stock Incentive Plan.

The Board recommends a vote FOR the approval of the amendment to the 2007 Stock Incentive Plan.

SHAREHOLDER PROPOSALS

        Proposals of shareholders that are intended for inclusion in our proxy statement relating to the 2011 Annual Meeting must be received by us at our office at 1625 Broadway, Suite 250, Denver, Colorado 80202, no later than January 3, 2011, which corresponds to the date that is 120 calendar days before the anniversary date on which our proxy statement was released to shareholders in connection with this year's Annual Meeting. If the date is changed by more than 30 calendar days from the anniversary date of this year's Annual Meeting, then the deadline is a reasonable time before we begin to print and mail proxy materials. Such proposals must satisfy the conditions established by the SEC, including, but not limited to, Rule 14a-8 promulgated under the Exchange Act in order to be included in our proxy statement for that meeting.

        Shareholder proposals that are not intended to be included in our proxy materials for our 2010 Annual Meeting but that are intended to be presented by the stockholder from the floor must be received at our offices at 1625 Broadway, Suite 250, Denver, Colorado 80202 no later than March 19, 2011, which corresponds to the date that is 45 calendar days before the anniversary date on which our proxy statement was released to shareholders in connection with this year's Annual Meeting. If the date of our 2011 Annual Meeting is changed by more than 30 calendar days from the anniversary date of this year's Annual Meeting, then the deadline is a reasonable time before we send our proxy materials for that meeting.

        Shareholders must submit written proposals, in accordance with the foregoing procedures, to the following address:

  Kodiak Oil & Gas Corp.
  1625 Broadway, Suite 250
  Denver, Colorado 80202

  Attention: James P. Henderson, Secretary

OTHER MATTERS

        As of the date of this Proxy Statement, management does not know of any other matters that will come before the Annual Meeting. However, if any other matters are properly brought before the Annual Meeting, the persons appointed in the accompanying proxy card intend to vote the shares represented thereby in accordance with their best judgment.

By Order of the Board of Directors,
/s/ JAMES P. HENDERSON James P. Henderson Secretary

Denver, Colorado
April 30, 2010

        Please promptly sign and return the enclosed proxy card, or, if you are a non-registered/beneficial owner, please follow the instructions on your voting instruction form. If you decide to attend the Annual Meeting, you may, if you wish, revoke the proxy and vote your shares in person.

APPENDIX A

AMENDMENT NO. 1 TO
KODIAK OIL & GAS CORP.
2007 STOCK INCENTIVE PLAN

        KODIAK OIL & GAS CORP., a Yukon Territory corporation (the "Company"), has established the Kodiak Oil & Gas Corp. 2007 Stock Incentive Plan, effective April 20, 2007 (the "2007 Stock Incentive Plan"). This Amendment to the 2007 Stock Incentive Plan (the "Amendment") is made effective as of April 27, 2010, subject to stockholder approval at the Company's 2010 annual meeting.

        Capitalized terms used in this Amendment and not otherwise defined herein have the meanings ascribed to such terms as set forth in the 2007 Stock Incentive Plan.

RECITALS

        WHEREAS, Section 7(a) of the 2007 Stock Incentive Plan permits the Company's Board of Directors from time to time to amend or modify the 2007 Stock Incentive Plan, subject to stockholder approval, if required.

        WHEREAS, the Company desires to amend the 2007 Stock Incentive Plan, as set forth below.

AMENDMENT

        NOW, THEREFORE, subject to stockholder approval, Section 4(a) of the 2007 Stock Incentive Plan is hereby amended to read in its entirety as follows:

  "(a) Shares Available. Subject to adjustment as provided in Section 4(c) of the Plan, the aggregate number of Shares that may be issued under the Plan through December 31, 2010, including shares issued under the Pre-Existing Plan, shall be 16,600,000. Beginning on January 1 of each subsequent year that the Plan is in effect, the aggregate number of Shares that may be issued under the Plan shall be adjusted to equal 14% of the Company's issued and outstanding Shares, calculated as of 12:01 a.m. eastern time on January 1 of the respective year. Shares to be issued under the Plan may be either authorized but unissued Shares or Shares re-acquired and held in treasury. Notwithstanding the foregoing, (i) the number of Shares available for granting Incentive Stock Options under the Plan shall not exceed the aggregate number of Shares that may be issued under the Plan, subject to adjustment as provided in Section 4(c) of the Plan and subject to the provisions of Section 422 or 424 of the Code or any successor provision and (ii) the number of Shares available for granting Restricted Stock and Restricted Stock Units shall not exceed 2,000,000, subject to adjustment as provided in Section 4(c) of the Plan. Shares tendered by Participants as full or partial payment to the Company upon exercise of an Award, and Shares withheld by or otherwise remitted to the Company to satisfy a Participant's tax withholding obligations with respect to an Award, shall not become available for issuance under the Plan."

        Except as modified herein, the 2007 Stock Incentive Plan remains unmodified and in full force and effect.

KODIAK OIL & GAS CORP. 1625 BROADWAY, SUITE 250 DENVER, COLORADO 80202

VOTE BY INTERNET—www.proxyvote.com
Use the Internet to transmit your voting instructions and for electronic delivery of information up until 11:59 P.M. Eastern Time the day before the cut-off date or meeting date. Have your proxy card in hand when you access the web site and follow the instructions to obtain your records and to create an electronic voting instruction form.

ELECTRONIC DELIVERY OF FUTURE PROXY MATERIALS
If you would like to reduce the costs incurred by our company in mailing proxy materials, you can consent to receiving all future proxy statements, proxy cards and annual reports electronically via e-mail or the Internet. To sign up for electronic delivery, please follow the instructions above to vote using the Internet and, when prompted, indicate that you agree to receive or access proxy materials electronically in future years.

VOTE BY PHONE—1-800-690-6903
Use any touch-tone telephone to transmit your voting instructions up until 11:59 P.M. Eastern Time the day before the cut-off date or meeting date. Have your proxy card in hand when you call and then follow the instructions.
VOTE BY MAIL Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717.

TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS:

KEEP THIS PORTION FOR YOUR RECORDS

DETACH AND RETURN THIS PORTION ONLY

THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED.

KODIAK OIL & GAS CORP.

  THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS.

  The Board of Directors recommends you vote
  FOR the following proposals:

1.	Election of Directors:		For	Against	Abstain
Nominees:
	1a.	Lynn A. Peterson	☐	☐	☐
	1b.	James E. Catlin	☐	☐	☐
	1c.	Rodney D. Knutson	☐	☐	☐
	1d.	Herrick K. Lidstone, Jr.	☐	☐	☐
	1e.	Don A. McDonald	☐	☐	☐
2.	Ratification of Hein & Associates LLP as the independent registered public accounting firm for the fiscal year ending December 31, 2010.		☐	☐	☐
3.	Approval of the amendment to the Kodiak Oil & Gas Corp. 2007 Stock Incentive Plan.		☐	☐	☐

For address changes and/or comments, please check this box and write them on the back where indicated.	☐

Please sign exactly as your name(s) appear(s) hereon. When signing as attorney, executor, administrator, or other fiduciary, please give full title as such. Joint owners should each personally sign. All holders must sign. If a corporation or partnership, please sign in full corporate or partnership name, by authorized officer.

Signature [PLEASE SIGN WITHIN BOX]	Date	Signature (Joint Owners)	Date

Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting:
The Notice and Proxy Statement and Form 10-K are available at www.proxyvote.com.

KODIAK OIL & GAS CORP.
Annual Meeting of Shareholders
June 3, 2010 9:00 AM MDT

This proxy is solicited by the Board of Directors

         The undersigned hereby appoint(s) Lynn Peterson and James Henderson, or either of them, as proxies, each with the power to appoint his substitute, and hereby authorizes them to represent and to vote, as designated on the reverse side of this proxy, all of the shares of stock of KODIAK OIL & GAS CORP. that the shareholder(s) is/are entitled to vote at the Annual Meeting of Shareholders to be held at 9:00 a.m. (Mountain Daylight Time) on Thursday, June 3, 2010 at 1625 Broadway, Suite 250, Denver, Colorado 80202 and any adjournment or postponement thereof. This proxy, when properly executed, will be voted in the manner directed herein. If no such direction is made, this proxy will be voted in accordance with the Board of Directors' recommendations.

  Address Changes/Comments:

(If you noted any Address Changes/Comments above, please mark corresponding box on the reverse side.)

Continued and to be signed on reverse side

At their discretion, the proxies are authorized to vote on such other matters as may properly come before the meeting or any postponements(s) or adjournment(s) thereof.